                                                                   EXHIBIT 10.29


                           THIRD AMENDED AND RESTATED
                                CREDIT AGREEMENT

                  THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement") is made and entered into as of this 20th day of January, 1999, by and among STAFFMARK, INC., a Delaware corporation (the "Borrower"), ROBERT WALTERS PLC, a limited liability company organized and existing under the laws of England and Wales ("Robert Walters"), ROBERT WALTERS TRISTAR PTY LTD., a limited liability company organized and existing under the laws of Australia ("Tristar," and with Robert Walters referred to herein as the "Alternate Currency Borrowers"), the undersigned lenders and any other lenders hereafter becoming a party to this Agreement (the "Lenders"), THE FIRST NATIONAL BANK OF CHICAGO, as syndication agent on behalf of Lenders (in such capacity, the "Syndication Agent") and MERCANTILE BANK NATIONAL ASSOCIATION, as administrative agent on behalf of Lenders (in such capacity, the "Administrative Agent" and collectively with the Syndication Agent referred to herein as the "Agents"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, CREDIT LYONNAIS NEW YORK BRANCH, FLEET NATIONAL BANK and FIRST UNION NATIONAL BANK, as co-agents on behalf of the Lenders (in such capacity, the "Co-Agents").

                                   WITNESSETH:

                  WHEREAS, the Borrower and the Lenders heretofore entered into that certain Credit Agreement dated October 4, 1996, as amended by that certain First Amendment to Credit Agreement dated as of December 18, 1996, and that certain Second Amendment to Credit Agreement dated as of May 30, 1997, as amended and restated by that certain Amended and Restated Credit Agreement dated March 9, 1998 as amended by that certain First Amendment to Amended and Restated Credit Agreement dated March 16, 1998, and as further amended and restated by that certain Second Amended and Restated Credit Agreement dated August 20, 1998 (as so amended, the "Prior Credit Agreement"); and

                  WHEREAS, the Borrower has applied for an additional $50,000,000.00 in loans; and

                  WHEREAS, the Borrower, Agents and Lenders desire to amend and restate the Prior Credit Agreement to, among other things, increase the aggregate principal amount of loans available thereunder from $250,000,000.00 to $300,000,000.00, add a foreign currency facility and add the Alternate Currency Borrowers as parties hereto for the limited purpose of allowing the Alternate Currency Borrowers to borrow under such foreign currency facility, add Banque Nationale de Paris, Houston Agency and Wachovia Bank, N.A. as parties to the Credit Agreement as "Lenders," amend the interest rates, and amend and restate the Notes, upon the terms and conditions set forth herein;

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby mutually amend and restate the Prior Credit Agreement so that in its entirety it reads as follows:

                                SECTION 1. TERM.

                  The "Term" of this Agreement shall commence on the date hereof and shall end on August 20, 2003, unless earlier terminated pursuant to Section
3.12 or by acceleration or otherwise



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upon the occurrence of an Event of Default under this Agreement, in which case the Term hereof shall end on such earlier date.

                             SECTION 2. DEFINITIONS.

                  In addition to the terms defined elsewhere in this Agreement or in any Exhibit or Schedule hereto, when used in this Agreement, the following terms shall have the following meanings (such meanings shall be equally applicable to the singular and plural forms of the terms used, as the context requires):

                  Acceptable Acquisition shall mean any Acquisition of an ongoing business similar to or consistent with the Borrower's current line of business where each of the following are true: (a) such Acquisition has been:
(i) in the event a corporation or its assets is the subject of such Acquisition, either (x) approved by the Board of Directors of the corporation which is the subject of such Acquisition or (y) recommended by such Board of Directors to the shareholders of such corporation, (ii) in the event a partnership is the subject of such Acquisition, approved by a majority (by percentage of voting power) of the partners of the partnership which is the subject of such Acquisition or as otherwise required by any applicable partnership agreement, (iii) in the event an organization or entity other than a corporation or partnership is the subject of such Acquisition, approved by a majority (by percentage of voting power) of the governing body, if any, or by a majority (by percentage of ownership interest) of the owners of the organization or entity which is the subject of such Acquisition or (iv) in the event the corporation, partnership or other organization or entity which is the subject of such Acquisition is in bankruptcy, approved by the bankruptcy court or another court of competent jurisdiction; (b) Borrower has given Administrative Agent at least ten (10) Business Days prior written notice of such Acquisition if Lenders' consent is required under the succeeding clause (c) or three (3) Business Days prior written notice of such Acquisition if Lenders' consent is not required under the succeeding clause (c); (c) if (i) the sum of: (x) the principal amount of any Loan requested in connection with such Acquisition, plus (y) the then outstanding principal balance of all Loans plus the undrawn face amount of any issued and outstanding Letters of Credit, exceeds $100,000,000.00, and the portion of the purchase price for such Acquisition payable by Borrower in cash (whether payable at closing or at any time or times after closing on the Acquisition, and if payable after closing and not determinable prior to closing, as reasonably estimated by Borrower, and in any event including the amount of any Indebtedness assumed by Borrower or any Subsidiary of Borrower as a part of such Acquisition) exceeds $20,000,000.00, or (ii) the portion of the purchase price for such Acquisition payable by Borrower in cash (whether payable at closing or at any time or times after closing on the Acquisition, and if payable after closing and not determinable prior to closing, as reasonably estimated by Borrower, and in any event including the amount of any Indebtedness assumed by Borrower or any Subsidiary of Borrower as a part of such Acquisition) exceeds the lesser of $30,000,000.00 or 15% of Shareholders' Equity, Borrower has obtained the prior written consent of the Required Lenders and the Administrative Agent; and (d) Borrower or a wholly-owned subsidiary of Borrower is the surviving entity (including reverse triangular mergers); provided, however, that no Acquisition shall be an Acceptable Acquisition unless both as of the date of any such Acquisition and immediately following such Acquisition the Borrower is, and on a pro forma basis projects that it will continue to be, in compliance with the terms, covenants and conditions contained in this Agreement and the other Transaction Documents, and Borrower has provided to Administrative Agent such financial information, statements and projections as reasonably requested demonstrating such continuing compliance with the financial covenants of Section 7.1(i) herein.



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                  Acquisition shall mean any transaction or series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any corporation, partnership or other organization or entity, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as of the most recent transaction in a series of transactions) at least (i) a majority (in number of votes) of the stock and/or other securities of a corporation having ordinary voting power for the election of directors (other than stock and/or other securities having such power only by reason of the happening of a contingency), (ii) a majority (by percentage of voting power) of the outstanding partnership interests of a partnership or (iii) a majority of the ownership interests in any organization or entity other than a corporation or partnership.

                  Administrative Agent shall mean Mercantile Bank National Association and its successors and assigns.

                  Alternate Currency shall mean (i) only so long as such currency remains an Eligible Currency, Australian Dollars and Sterling and (ii) any other Eligible Currency, which the applicable Borrower requests the Alternate Currency Bank to include as an Alternate Currency hereunder and which is acceptable to the Alternate Currency Bank and with respect to which an Alternate Currency Addendum has been executed by an Alternate Currency Borrower and the Alternate Currency Bank in connection therewith.

                  Alternate Currency Addendum means an addendum (i) substantially in the form of Exhibit J-1 and Exhibit J-2, (ii) or, in the case of any addendum relating to a currency other than Australian Dollars or Sterling, in such form as shall be approved by the Alternate Currency Bank.

                  Alternate Currency Bank means The First National Bank of Chicago (or any Affiliate, branch or agency thereof) to the extent it is party to an Alternate Currency Addendum. If any agency or Affiliate of The First National Bank of Chicago shall be a party to an Alternate Currency Addendum, such agency or Affiliate shall, to the extent of any commitment extended and any Loans made by it, have all the rights of The First National Bank of Chicago hereunder; provided, however, that The First National Bank of Chicago shall to the exclusion of such agency or Affiliate, continue to have all the voting rights vested in it by the terms hereof.

                  Alternate Currency Borrower means either Robert Walters or Tristar, as the case may be.

                  Alternate Currency Borrowing means any borrowing consisting of a Loan made in an Alternate Currency.

                  Alternate Currency Commitment means, for the Alternate Currency Bank for each Alternate Currency, the obligation of such Alternate Currency Bank to make Alternate Currency Loans not exceeding the Dollar Amount set forth in the applicable Alternate Currency Addendum, as such amount may be modified from time to time pursuant to the terms of this Agreement and the applicable Alternate Currency Addendum.

                  Alternate Currency Interest Period means, with respect to any Alternate Currency Loan, the Interest Period as set forth on the applicable Alternate Currency Addendum.



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

                  Alternate Currency Loan means any Loan denominated in an Alternate Currency made by the Alternate Currency Bank to an Alternate Currency Borrower pursuant to Section 3.19 and an Alternate Currency Addendum.

                  Alternate Currency Note means a promissory note of any Borrower, in favor of the Alternate Currency Bank evidencing the obligation of such Alternate Currency Borrower to repay Alternate Currency Loans, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

                  Applicable Margin shall mean, with respect to each type of Loan or fee, the rate of interest shown in the applicable column below for the type of Loan or fee specified for each such column:

                                                 Level I      Level II    Level III    Level IV    Level V     Level VI
                                                 -------      --------    ---------    --------    -------     --------

IF RATIO OF CONSOLIDATED ADJUSTED TOTAL        > or = 3.50       < 3.50       < 3.00      < 2.50      < 2.00      < 1.50
FUNDED DEBT TO CONSOLIDATED PROFORMA EBITDA                 > or = 3.00  > or = 2.50 > or = 2.00 > or = 1.50
CASH FLOW IS
LIBOR Loans                                          1.375%       1.200%      1.000%      0.875%      0.800%      0.675%
Base Rate Loans                                      0.250%       0.000%      0.000%      0.000%      0.000%      0.000%
Facility Fee                                         0.375%       0.300%      0.250%      0.250%      0.200%      0.200%

On each January 1, April 1, July 1 and October 1 during the Term hereof, commencing with the quarter beginning January 1, 1999, the ratio of Consolidated Adjusted Total Funded Debt to Consolidated Proforma EBITDA Cash Flow for the fiscal quarter preceding the fiscal quarter then ended shall be computed by Administrative Agent following delivery to Administrative Agent of the Borrower's consolidated financial statements for such fiscal quarter-end pursuant to Section 7.1(a)(ii) herein (i.e., for the fiscal quarter beginning January 1, 1999 using the ratio for the fiscal quarter ended September 30,
1998), and the Applicable Margins adjusted as of such subsequent January 1, April 1, July 1 and October 1 date in accordance with the levels set forth above, provided that for the period from the date hereof until June 30, 1999, the Applicable Margin shall not be adjusted below Seven-Eighths of One Percent (0.875%) with respect to any LIBOR Loan, and the Facility Fee shall not be adjusted below One-Fourth of One Percent (0.250%). Such new Applicable Margins shall continue in effect until the next such adjustment, if any, on the following January 1, April 1, July 1 and October 1 in accordance with the preceding sentence. Each determination by Administrative Agent of the Applicable Margins shall be deemed prima facie correct. All such adjustments shall become effective as to LIBOR Loans outstanding on the first day of any quarter upon the expiration of the then current applicable Interest Periods for such Loans.

                  Assignment Agreement shall have the meaning ascribed thereto in Section 10.12.

                  Attorneys' Fees shall mean the reasonable value of the services (and costs, charges and expenses related thereto) of the attorneys (and all paralegals employed by such attorneys) employed by any of the Agents or any of the Lenders from time to time (i) in connection with the documentation, negotiation, execution, delivery, administration and enforcement of this Agreement and/or any of the other Transaction Documents, (ii) to represent any of the Agents or any of the Lenders in any litigation, contest, dispute, suit or proceeding, or to commence, defend or intervene in any litigation, contest,




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dispute, suit or proceeding, or to file any petition, complaint, answer, motion or other pleading or to take any other action in or with respect to any litigation, contest, dispute, suit or proceeding (whether instituted by any of the Agents, any of the Lenders, the Borrower or any other Person and whether in bankruptcy or otherwise) in any way or respect relating to any of the Collateral, any Third Party Collateral, this Agreement or any of the other Transaction Documents, the Borrower, any Subsidiary of the Borrower or any other Obligor, (iii) to protect, collect, lease, sell, take possession of or liquidate any of the Collateral or any Third Party Collateral, (iv) to attempt to enforce any security interest in or other Lien upon any of the Collateral or any Third Party Collateral or to give any advice with respect to such enforcement and (v) to enforce any of any Agent's or any Lender's rights to collect any of the Borrower's Obligations.

                  Australian Dollars means the lawful currency of Australia.

                  Base Rate shall mean for any day the greater of (i) the Prime Rate in effect for such day, or (ii) the Fed Funds Rate in effect for such day plus One-Half of One Percent (0.50%).

                  Base Rate Loan shall mean a Loan bearing interest at the Base Rate plus the Applicable Margin.

                  Borrowers means, collectively, the Borrower and the Alternate Currency Borrowers.

                  Borrower's Obligations shall mean any and all indebtedness (principal, interest, fees and other amounts), liabilities and obligations of the Borrower and/or either of the Alternate Currency Borrowers to any of the Agents or any of the Lenders evidenced by or arising under the Notes, this Agreement, any Alternate Currency Addendum, the Parent Guaranty, the Pledge Agreements, any of the other Transaction Documents or any other agreement, document or instrument heretofore, now or hereafter executed and delivered by the Borrower to Administrative Agent, Syndication Agent or any of the Lenders, including, without limitation, any present or future agreement between Borrower and any Lender or Lenders to provide Borrower with any foreign currency contract, interest rate swap, interest rate cap or other interest or currency hedge, including, but not limited to, any agreements to finance any such arrangement, in each case whether now existing or hereafter arising, absolute or contingent, joint and/or several, secured or unsecured, direct or indirect, expressed or implied in law, contractual or tortious, liquidated or unliquidated, at law or in equity, or otherwise, and whether created directly or acquired by Administrative Agent, Syndication Agent or any of the Lenders by assignment or otherwise, and any and all costs of collection and/or Attorneys' Fees incurred or to be incurred in connection therewith.

                  Business Day shall mean any day except a Saturday, Sunday or legal holiday observed by any of the Lenders or by commercial banks in St. Louis, Missouri.

                  Capital Expenditure shall mean any expenditure which, in accordance with generally accepted accounting principles consistently applied, is or should be capitalized on the balance sheet of the Person making the same.

                  Capitalized Lease shall mean any lease which, in accordance with generally accepted accounting principles consistently applied, is or should be capitalized on the balance sheet of the lessee.




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                  Code shall mean the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed to also refer to any successor sections.

                  Collateral shall mean any Property or assets of the Borrower or any Subsidiary which now or at any time hereafter secure the payment or performance of any of the Borrower's Obligations.

                  Consolidated Adjusted Total Funded Debt shall mean as of any fiscal quarter-end the sum of (a) the outstanding principal amount of all Loans on any such fiscal quarter-end date, plus (b) the undrawn face amount of all issued and outstanding Letters of Credit or any other letters of credit issued for the account of Borrower or its Consolidated Subsidiaries as of any such fiscal quarter-end date, plus (c) all of the Borrower's and its Consolidated Subsidiaries' other borrowed money Indebtedness outstanding on any such fiscal quarter-end date, including, without limitation, amounts due under any Capitalized Leases, plus (d) the cash portion of each Deferred Payment Obligation outstanding as of any such fiscal quarter-end date.

                  Consolidated Fixed Charges shall mean the sum of all of the Borrower's and its Consolidated Subsidiaries' expenses under any operating leases within the specified period of any such calculation, plus interest paid during such specified period, including, without limitation, interest charges during such period under any Capitalized Leases, plus all income taxes paid during the specified period of such calculation, plus all payments of principal made on any Subordinated Debt as permitted to be paid pursuant to the terms of the subordination and standby agreement or intercreditor agreement made between Administrative Agent and the holder of any such Subordinated Debt, plus Capital Expenditures made during the specified period of any such calculation, excluding any expenditures for capital assets acquired by Borrower and its Consolidated Subsidiaries in an Acceptable Acquisition. The calculation of Consolidated Fixed Charges of Borrower and its Consolidated Subsidiaries shall include all such fixed charges described above for the specified period of any such calculation paid or made by any Subsidiary acquired by Borrower or its Consolidated Subsidiary during the specified period.

                  Consolidated Proforma EBITDA Cash Flow shall mean on any date the Borrower's and its Consolidated Subsidiaries' net income (exclusive of any extraordinary gains or losses) plus interest expense, plus expenses for income taxes, plus depreciation, plus amortization, all for the twelve month period included in any such calculation and ending on the date of any such calculation, all as determined on a consolidated basis in accordance with generally accepted accounting principles, consistently applied. The calculation of Consolidated Proforma EBITDA Cash Flow of Borrower and its Consolidated Subsidiaries shall include all net income and other such amounts for the full twelve month period preceding the date of such calculation earned by or incurred or accrued by any Subsidiary acquired by Borrower or its Consolidated Subsidiaries during the preceding twelve months, but shall exclude from such calculation any officer compensation expenses or other expenses which Administrative Agent determines are non-recurring expenses paid or incurred by Borrower or a Consolidated Subsidiary in connection with any such Acquisition.

                  Consolidated Proforma Operating Cash Flow shall mean on any date the Borrower's and its Consolidated Subsidiaries' net income (exclusive of any extraordinary gains or losses) plus interest expense, plus expenses for income taxes, plus depreciation, plus amortization, plus all expenses incurred by Borrower or any of its Consolidated Subsidiaries under any operating leases, all for the twelve month period included in any such calculation and ending on the date of any such




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calculation, all as determined on a consolidated basis in accordance with generally accepted accounting principles, consistently applied. The calculation of Consolidated Proforma Operating Cash Flow of Borrower and its Consolidated Subsidiaries shall include all net income and other such amounts for the full twelve month period preceding the date of such calculation earned by or incurred or accrued by any Subsidiary acquired by Borrower or its Consolidated Subsidiaries during the preceding twelve months, but shall exclude from such calculation any officer compensation expenses or other expenses which Administrative Agent determines are non-recurring expenses paid or incurred by Borrower or a Consolidated Subsidiary in connection with any such Acquisition.

                  Consolidated Subsidiary shall mean with respect to any Person at any date, any Subsidiary or other entity the assets and liabilities of which are or should be consolidated with those of such Person in its consolidated financial statements as of such date in accordance with generally accepted accounting principles consistently applied.

                  Conversion Notice shall have the meaning ascribed thereto in
Section 3.3(b).

                  Default shall mean any event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default as defined in Section 8 hereof.

                  Deferred Payment Obligation shall mean the cash portion of the purchase price to be paid by Borrower or any of its Consolidated Subsidiaries in connection with any Acquisition at a time (whether in installments or a lump sum) after closing on the Acquisition. If the cash portion percentage of the purchase price to be paid by Borrower is to be determined by the payee at a time after closing, the cash portion shall be calculated as the maximum possible percentage. Further, if all or any portion of the amount of such deferred payment is contingent upon the performance of the company acquired during a period after closing, for purposes of this Agreement the portion of the Deferred Payment Obligation based on such future performance will be calculated based on such company's historical performance for an equal period of time ending on the beginning date of any historical period on which the purchase price is based and if the purchase price is not based on any historical performance, then ending on the closing date.

                  Distribution in respect of: (a) any corporation shall mean (i) dividends or other distributions on capital stock of the corporation; and (ii) the redemption, repurchase or other acquisition of such stock or of warrants, rights or other options to purchase such stock (except when solely in exchange for such stock), (b) any partnership shall mean (i) dividends or other distributions on any general or limited partnership interests of such partnership; and (ii) the redemption, repurchase or other acquisition of any such general or limited partnership interests or of warrants, rights or other options to purchase any such general or limited partnership interest, and (c) any limited liability company shall mean (i) dividends or other distributions on any membership interests of such limited liability company; and (ii) the redemption, repurchase or other acquisition by such limited liability company of any such membership interests or of warrants, rights or other options to purchase any such membership interests.

                  Dollar means the lawful currency of the United States.

                  Dollar Amount of any currency at any date shall mean (i) the amount of such currency if such currency is Dollars or (ii) the Equivalent Amount of Dollars if such currency is any currency other than Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange



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

of the Alternate Currency Bank for such currency on the London market at 11:00 a.m., London time, two Business Days prior to the date on which such amount is to be determined.

                  Domestic Subsidiary shall mean any Subsidiary created or organized in the United States or under the law of the United States or of any State in the United States.

                  Eligible Currency means any currency other than Dollars with respect to which the Alternate Currency Bank has not given notice in accordance with Section 3.20 and that is readily available, freely traded, in which deposits are customarily offered to banks in the London interbank market, convertible into Dollars in the international interbank market and as to which an Equivalent Amount may be readily calculated.

                  Environmental Laws shall mean the Resource Conservation and Recovery Act of 1987, the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act and any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Materials or any other hazardous, toxic or dangerous waste, substance or constituent or other substance, whether solid, liquid or gas, as now or at any time hereafter in effect.

                  Environmental Lien shall have the meaning ascribed thereto in
Section 7.1(k)(vi).

                  Equivalent Amount of any currency with respect to any amount of Dollars at any date shall mean the equivalent in such currency of such amount of Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Alternate Currency Bank for such other currency at 11:00 a.m., London time, two Business Days prior to the date on which such amount is to be determined (i) if such currency is Australian Dollars or Sterling, rounded up to the nearest 100,000 of such currency and (ii) if such currency is any other Alternate Currency, rounded up to the nearest amount of such currency as determined by the Alternate Currency Bank from time to time.

                  ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

                  ERISA Affiliate shall mean any corporation, trade or business that is, along with the Borrower, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Sections 414(b) and 414(c), respectively, of the Code.

                  Event of Default shall have the meaning ascribed thereto in
Section 8.

                  Facility Fee shall have the meaning ascribed thereto in
Section 3.13.

                  Fed Funds Rate shall mean a rate per annum equal to the rate determined by Administrative Agent as of the opening of business on each Business Day as the effective rate charged to the Administrative Agent for purchasing overnight federal funds in the national market between member banks of the Federal Reserve System, which rate shall change from day to day as and when said overnight federal funds rate shall change.




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

                  Foreign Subsidiary shall mean any Subsidiary which is not a Domestic Subsidiary.

                  Guarantee by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb shall have a correlative meaning.

                  Guarantor shall mean each Subsidiary of Borrower now or hereafter executing a Subsidiary Guaranty of all of Borrower's Obligations, and Guarantors shall mean any or all of them.

                  Hazardous Materials shall mean any hazardous substance or pollutant or contaminant defined as such in (or for the purposes of) any Environmental Law and shall include, without limitation, petroleum, including crude oil or any fraction thereof which is liquid at standard conditions of temperature or pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute), any radioactive material, including, without limitation, any source, special nuclear or byproduct material as defined in 42 U.S.C. Section 2011 et seq., as amended or hereafter amended, and asbestos in any form or condition.

                  Indebtedness of any Person shall mean and include, without duplication, any and all indebtedness (principal, interest, fees and other amounts), liabilities and obligations of such Person which in accordance with generally accepted accounting principles, consistently applied are or should be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (i) obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of Property, (ii) obligations secured by any Lien or other charge upon any Property owned by such Person, provided that if such Person has not assumed or become liable for the payment of such obligations, such obligations shall still be included in Indebtedness but the determination of the amount of Indebtedness evidenced by such obligations shall be limited to the book value of such Property, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to any Property acquired by such Person, provided that if the rights and remedies of the seller, lender or lessor in the event of default under such agreement are limited solely to repossession or sale of such Property, such obligations shall still be included in Indebtedness but the determination of the amount of Indebtedness evidenced by such obligations shall be limited to the book value of such Property, (iv) all Guarantees and other contingent indebtedness, liabilities and obligations of such Person whether or not reflected on the balance sheet of such Person and (v) all obligations of such Person as lessee under any Capitalized Lease.

                  Interest Period shall mean with respect to each LIBOR Loan or each Alternate Currency Loan in Sterling or each Alternate Currency Loan in Australian Dollars which bears interest at a rate based upon the BBSY Bid Rate:

                           (i) Initially, the period commencing on the date of such Loan and ending 1, 2, 3 or 6 months thereafter (or such other period agreed upon in writing by the Borrower and all of the Lenders), as the Borrower may elect pursuant to Section 3.3(a); and




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

                           (ii) Thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending 1, 2, 3 or 6 months thereafter (or such other period agreed upon in writing by the Borrower and all of the Lenders), as the Borrower may elect pursuant to Section 3.3(b);

         provided that:

                           (iii) For purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on a numerically corresponding day in the next calendar month, provided, however, if an Interest Period begins on the last day of a month and if there is no numerically corresponding day in the month in which an Interest Period is to end, then such Interest Period shall end on the last Business Day of such month;

                           (iv) Subject to clauses (v), (vi) and (vii) below, if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the immediately following Business Day, except that if such immediately following Business Day is in a different month, such Interest Period shall end on the immediately preceding Business Day;

                           (v) No Interest Period with respect to any LIBOR Loan shall extend beyond the last day of the Term hereof; and

                           (vi) Any Interest Period which includes a date on which a payment of principal is required to be made on the applicable Loan(s) shall end on such date.

                  Letter of Credit and Letters of Credit shall have the meanings ascribed thereto in Section 3.4(a).

                  Letter of Credit Application shall mean an application and agreement for irrevocable standby letter of credit in the form of Exhibit D attached hereto and incorporated herein by reference or an application and agreement for irrevocable commercial letter of credit in the form of Exhibit E attached hereto and incorporated herein by reference, and in either case executed by Borrower, as account party, and delivered to Administrative Agent pursuant to Section 3.4(a) as the same may from time to time be amended, modified, extended or renewed.

                  Letter of Credit Commitment Fee shall have the meaning ascribed thereto in Section 3.4(c)(ii).

                  Letter of Credit Issuance Fee shall have the meaning ascribed thereto in Section 3.4(c)(i).

                  Lien shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract, including, without limitation, any security interest, mortgage, deed of trust, pledge, hypothecation, judgment lien or other lien or encumbrance of any kind or nature whatsoever, any conditional sale or trust receipt and any lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property.

                  LIBOR Base Rate means, for an Interest Period, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which deposits in U.S. dollars in immediately available funds are offered to Administrative Agent at 11:00 a.m. (St. Louis time) two (2) Business Days before the beginning of such Interest Period by two (2) or more major banks in the interbank eurodollar market selected by Administrative Agent for a period equal to such Interest Period and in an amount equal or comparable to the principal amount of the LIBOR Loan scheduled to be made available by Lenders. As used herein, "LIBOR Index Rate" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one ten-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period, which appears on the Dow Jones Markets (Telerate) Page 3750 as of 9:00 a.m. (St. Louis time) on the day two Business Days before the commencement of such Interest Period.

                  LIBOR Loan shall mean any Loan bearing interest at the LIBOR Rate.

                  LIBOR Rate shall mean (a) the quotient of (i) the LIBOR Base Rate divided by (ii) one minus the LIBOR Reserve Percentage, plus (b) the Applicable Margin.

                  LIBOR Reserve Percentage shall mean for any day the reserve percentage (including any supplemental percentage applied on a marginal basis or any other reserve requirement having a similar effect), expressed as a decimal, which is in effect on the first day of the applicable Interest Period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D (or any other applicable regulation of the Board of Governors (or any successor)) with respect to "Eurocurrency Liabilities." The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Percentage.

                  Loan shall mean each Revolving Credit Loan, whether made as a Base Rate Loan or a LIBOR Loan, each Swing Loan, and each Alternate Currency Loan, and Loans shall mean any or all of the foregoing.

                  Loan Commitment for each Lender shall mean the total of the Revolving Credit Commitment and the Swing Line Commitment, if any, of each such Lender.

                  Mercantile shall mean Mercantile Bank National Association solely in its capacity as a Lender hereunder, and its successors and assigns.

                  Multiemployer Plan shall mean a "multi-employer plan" as defined in Section 4001(a) (3) of ERISA which is maintained for employees of the Borrower, any ERISA Affiliate or any Subsidiary of the Borrower.

                  Notes shall mean any or all of the Revolving Credit Notes and the Swing Line Note and any Note issued to evidence Alternate Currency Loans.

                  Obligor shall mean the Borrower, each of the Alternate Currency Borrowers and each other Person who is or shall at any time hereafter become primarily or secondarily liable on any of the Borrower's Obligations or who grants any of the Agents or any of the Lenders a Lien upon any of the Property or assets of such Person as security for any of the Borrower's Obligations.

                  Occupational Safety and Health Laws shall mean the Occupational Safety and Health Act of 1970, as amended, and any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning employee health and/or safety, as now or at any time hereafter in effect.

                  Parent Guaranty shall mean that certain Guaranty by StaffMark, Inc., a Delaware corporation, of the indebtedness and obligations of the Alternate Currency Borrowers under and pursuant to the Alternate Currency Addenda and the Alternate Currency Notes, as amended from time to time.

                  PBGC shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

                  Pension Plan shall mean a "pension plan," as such term is defined in Section 3(2) of ERISA, which is established or maintained by the Borrower, any ERISA Affiliate or any Subsidiary of the Borrower, other than a Multiemployer Plan.

                  Permitted Investments shall mean any investment by Borrower or any Subsidiary in any of the following:

                           (a) Direct obligations of the government of the
United States of America, the governments of England and Wales or the government of Australia or any instrumentality or agency of any of the foregoing, the payment of which is unconditionally guaranteed by the government of the United States of America, the governments of England and Wales or the government of Australia or any instrumentality or agency of any of the foregoing (all of which Investments must mature within twelve (12) months from the time of acquisition thereof);

                           (b) Investments in readily marketable commercial
paper which, at the time of acquisition thereof by Borrower or any Subsidiary, is rated A-1 or better by Standard & Poor's or P-1 or better by Moody's Investment Service and which matures within 270 days from the date of acquisition thereof, provided that the issuer of such commercial paper shall, at the time of acquisition of such commercial paper, have a senior long-term debt rating of at least A by Standard & Poor's and Moody's Investment Service;

                           (c) Negotiable certificates of deposit or negotiable
bankers acceptances issued by any of the Lenders or any other bank or trust company organized under the laws of the United States of America or any state thereof, the governments of England and Wales or the government of Australia, which bank or trust company (other than the Lenders to which such restrictions shall not apply) is a member of both the Federal Deposit Insurance Corporation and the Federal Reserve System and is rated B or better by Thompson Bank Watch Service (all of which Permitted Investments must mature within twelve (12) months from the time of acquisition thereof);

                           (d) Repurchase agreements, which shall be
collateralized for at least 100% of face value, issued by any of the Lenders or any other bank or trust company organized under the laws of the United States or any state thereof, which bank or trust company (other than the Lenders to which such restrictions shall not apply) is a member of both the Federal Deposit Insurance Corporation and the Federal Reserve System and is rated B or better by Thompson Bank Watch Service (all of which Permitted Investments must mature within twelve (12) months from the time of acquisition thereof);

                           (e) Investments in mutual funds the investments of
which are limited to domestic securities; and

                           (f) Investments in Acceptable Acquisitions.

                  Person shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, limited liability company, entity or government (whether national, federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

                  Pledge Agreements shall mean those certain General Pledge and Security Agreements executed and to be executed by Borrower and delivered to Administrative Agent for the benefit of each of the Lenders and those certain Collateral Assignments executed and to be executed by Borrower and delivered to Administrative Agent for the benefit of each of the Lenders, pledging all of the issued and outstanding capital stock, membership interests, partnership interests or other ownership interests of each of Borrower's Domestic Subsidiaries and pledging Sixty-Five Percent (65%) of the issued and outstanding capital stock, membership interests, partnership interests or other ownership interests of each of Borrower's Foreign Subsidiaries, together with all collateral schedules, stock powers, original stock or other ownership certificates and other agreements to be delivered in connection therewith pursuant to Section 5.1, all as the same may be from time to time amended.

                  Prime Rate shall mean the interest rate announced from time to time by Administrative Agent as its "prime rate" on commercial loans (which rate shall fluctuate as and when said prime rate shall change).

                  Pro Rata Share shall mean, with respect to each Lender, such Lender's percentage of the aggregate amount of Revolving Credit Loans then outstanding, determined by dividing the aggregate principal amount of all Revolving Credit Loans of such Lender then outstanding by the aggregate amount of all Revolving Credit Loans of all Lenders then outstanding, or, if no Revolving Credit Loans are then outstanding, such Lender's percentage of the Total Revolving Credit Commitment of all of the Lenders, determined by dividing the sum of such Lender's Revolving Credit Commitment by the aggregate sum of the Total Revolving Credit Commitment of all of the Lenders.

                  Property shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible. Properties shall mean the plural of Property. For purposes of this Agreement, the Borrower and each Subsidiary of the Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

                  Revolving Credit Commitment shall mean, subject to termination or reduction as set forth in Section 3.12, for each Lender the amount set forth as the Revolving Credit Commitment of such Lender next to its name on the signature pages hereof or on the signature pages of any subsequent Assignment Agreement to which such Lender is a party.

                  Revolving Credit Loan shall have the meaning ascribed thereto in Section 3.1.

                  Revolving Credit Notes shall mean each of the Revolving Credit Notes of the Borrower to be executed and delivered to each of the Lenders pursuant to Section 3.1 or pursuant to an Assignment Agreement, as the same may from time to time be amended, modified, extended or renewed.

                  Related Party shall mean any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by or is under common control with, the Borrower or any Subsidiary of the Borrower,
(ii) which beneficially owns or holds ten percent (10%) or more of the equity interest of the Borrower, (iii) ten percent (10%) or more of the equity interest of which is beneficially owned or held by the Borrower or a Subsidiary of the Borrower, or (iv) who is a director, officer or employee of the Borrower or any Subsidiary of the Borrower. The term "control" shall mean the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the capital stock of any Person or the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  Reportable Event shall have the meaning given to such term in ERISA.

                  Required Lenders shall mean at any time Lenders having 67% of the Total Revolving Credit Commitment of all of the Lenders or, if the Total Revolving Credit Commitment has been terminated, 67% of the sum of (a) the aggregate amount of Loans then outstanding, and (b) participations in the undrawn face amount of Letters of Credit issued hereunder and unpaid reimbursement obligations with respect thereto.

                  Shareholders Equity shall mean on any date the total assets minus total liabilities of Borrower and its Subsidiaries, all determined on a consolidated basis in accordance with generally accepted accounting principles, consistently applied.

                  Sterling shall mean the lawful currency of England and Wales.

                  Subordinated Debt shall mean any borrowed money Indebtedness of Borrower which has been duly subordinated by the holder thereof to all of Borrower's Obligations to the Lenders and Agents pursuant to a subordination and standby agreement or intercreditor agreement in form and substance satisfactory to the Agents and the Required Lenders.

                  Subsidiary shall mean, with respect to any Person: (i) any corporation of which fifty percent (50%) or more of the issued and outstanding capital stock entitled to vote for the election of directors (other than by reason of default in the payment of dividends) is at the time owned directly or indirectly by such Person, (ii) any general or limited partnership of which fifty percent (50%) or more of the issued and outstanding partnership interests is at the time owned directly or indirectly by such Person, (iii) any limited liability company of which fifty percent (50%) or more of the issued and outstanding membership interests entitled is at the time owned directly or indirectly by such Person, and (iv) any other form of entity of which fifty percent (50%) or more of the issued and outstanding ownership interests is at the time owned directly or indirectly by such Person.

                  Subsidiary Guaranties shall mean those certain guaranties of Borrower's Obligations executed respectively by Borrower's Domestic Subsidiaries in existence as of the date hereof and the guaranties of any subsequently created or acquired Domestic Subsidiary of Borrower executed and delivered to Administrative Agent hereafter pursuant to Section 4.2 or Section 7.2(e), all as the same may from time to time be amended.

                  Subsidiary Pledge Agreements shall mean those certain general pledge and security agreements and those certain collateral assignments executed respectively by Borrower's Domestic Subsidiaries in existence as of the date hereof which own shares of stock, partnership interests, membership interests or other equity interests in any other Subsidiary and the general pledge and security agreements and the collateral assignments of any Domestic Subsidiary of Borrower which hereafter owns shares of stock, partnership interests, membership interests or other equity interests in any other Subsidiary which are required to be executed and delivered to Administrative Agent hereafter pursuant to
Section 4.2 or Section 7.2(e), all as the same may from time to time be amended.

                  Swing Loan shall have the meanings ascribed thereto in Section 3.2.

                  Swing Line Note shall have the meaning ascribed thereto in
Section 3.2.

                  Swing Line Commitment shall mean the commitment of Mercantile to make Swing Loans as set forth herein in an aggregate amount not to exceed $5,000,000.00 at any one time outstanding.

                  Syndication Agent shall mean The First National Bank of Chicago and its successors and assigns.

                  Term shall have the meaning ascribed thereto in Section 1.

                  Third Party Collateral shall mean any Property or assets of any Obligor other than the Borrower which now or at any time hereafter secure the payment or performance of any of the Borrower's Obligations.

                  Total Revolving Credit Commitment shall have the meaning ascribed thereto in Section 3.1.

                  Transaction Documents shall mean this Agreement, the Notes, the Alternate Currency Addenda, the Pledge Agreements, any Letter of Credit Application, the Parent Guaranty, the Subsidiary Guaranties, the Subsidiary Pledge Agreements and all other agreements, documents and instruments heretofore, now or hereafter delivered to Administrative Agent, Syndication Agent or any of the Lenders with respect to or in connection with or pursuant to this Agreement, any Loans made or Letters of Credit issued hereunder or any other of the Borrower's Obligations, and executed by or on behalf of the Borrower or any of its Subsidiaries, all as the same may from time to time be amended, modified, extended or renewed.

                  Year 2000 Compliant shall mean, with respect to any Person, that all software, embedded microchips and/or other computer and/or processing capabilities utilized by such Person, and/or included in any software, products, goods and/or services sold and/or leased by such Person, are able to correctly and properly recognize, interpret, process, calculate, compare, sequence and manipulate data and date-sensitive functions on and involving all calendar dates (including, without limitation, dates in and after the year 2000).

                              SECTION 3. THE LOANS.

                  3.1 Revolving Credit Commitment of Lenders.

                           (a) Subject to the terms and conditions hereof,
during the Term of this Agreement, each Lender hereby severally agrees to make such loans (individually, a "Revolving Credit Loan," and collectively, the "Revolving Credit Loans"), to the Borrower as the Borrower may from time to time request pursuant to Section 3.3(a). Subject to the terms and conditions hereof, during the Term of this Agreement, the Alternate Currency Bank hereby agrees to make Alternate Currency Loans to the Alternate Currency Borrowers pursuant to the applicable Alternate Currency Addenda as the applicable Alternate Currency Borrower may from time to time request pursuant to Section 3.19 and the Applicable Currency Addenda. The aggregate principal amount of Revolving Credit Loans which Lenders, cumulatively, shall be required to have outstanding hereunder at any one time, plus the outstanding principal amount of the Swing Loans then outstanding under Section 3.2, plus the Dollar Amount of Alternate Currency Loans then outstanding pursuant to Section 3.19, plus the undrawn face amount of Letters of Credit issued by Administrative Agent and then outstanding under Section 3.4, shall not, other than as a result of currency exchange rate fluctuations, exceed Three Hundred Million Dollars ($300,000,000.00) (subject to reduction as provided in Section 3.12, the "Total Revolving Credit Commitment"). The amount each Lender shall be required to have outstanding hereunder as Revolving Credit Loans plus its undivided Pro Rata Share of each Swing Loan made by Mercantile under Section 3.2 plus its undivided Pro Rata Share participation interest in each Letter of Credit issued by Administrative Agent under Section 3.4, plus its undivided Pro Rata Share of each Alternate Currency Loan made pursuant to Section 3.19, shall not, other than as a result of currency exchange rate fluctuations, exceed, in the aggregate at any one time outstanding, the amount of such Lender's Revolving Credit Commitment. Each Revolving Credit Loan under this Section 3.1 shall be made by the Lenders ratably in proportion to their respective Revolving Credit Commitments. The Revolving Credit Loans shall be evidenced on the date of this Agreement by the Revolving Credit Notes of the Borrower, each dated the date hereof and payable by the Borrower to the respective orders of each of the Lenders in the aggregate original principal amount of Three Hundred Million Dollars ($300,000,000.00) and otherwise in the form attached hereto as Exhibit A and incorporated herein by reference (as the same may from time to time be amended, restated, modified, extended or renewed, the "Revolving Credit Notes"). The Alternate Currency Loans shall be evidenced by Alternate Currency Notes of the applicable Alternate Currency Borrower, each dated the date hereof and payable by the Alternate Currency Borrower to the order of the Alternate Currency Bank in the original principal amount of $25,000,000 and otherwise in the form attached hereto as Exhibit A-1 (as the same may be from time to time amended, restated, modified, extended or renewed, the "Alternate Currency Notes"). The Revolving Credit Notes and the Alternate Currency Notes shall mature on August 20, 2003, unless earlier terminated by acceleration or otherwise upon the occurrence of an Event of Default under this Agreement. Subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow the amounts available under this Section 3.1.

                           (b) Each Lender shall record in its books and
records, and prior to any transfer of its Notes shall endorse on the schedules forming a part thereof, appropriate notations to evidence the date and amount of each Loan made by it during the Term hereof, whether such Loan is then a Base Rate Loan a LIBOR Loan or an Alternate Currency Loan, and the date and amount of each payment of principal made by the applicable Borrower with respect thereto. Each Lender is hereby irrevocably authorized by Borrowers so to endorse its Notes and to attach to and make a part of any such Notes a continuation of any such schedule as and when required; provided, however that the obligation of Borrowers to repay each Loan made hereunder shall be absolute and unconditional, notwithstanding any failure of any Lender to endorse or any mistake by any Lender in connection with endorsement on the schedules attached to their respective Notes. The books and records of each Lender (including, without limitation, the schedules attached to the Notes) showing the account between such Lender and Borrower shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth.

                  3.2 The Swing Line. Subject to all of the terms and conditions hereof and so long as no Default or Event of Default under this Agreement has occurred and is continuing, Mercantile agrees to make loans to Borrower under a Swing Line ("Swing Loans") during the Term of this Agreement which shall not in the aggregate at any time outstanding exceed the lesser of
(i) the Swing Line Commitment, or (ii) the difference between the Revolving Credit Commitments of all of the Lenders and the amount of the Revolving Credit Loans and Alternate Currency Loans and the undrawn face amount of Letters of Credit then outstanding hereunder at the time of computation. The Swing Line Commitment shall be available to Borrower and may be availed of by Borrower from time to time, and borrowings thereunder may be repaid and used again during the period ending on the last day of the Term hereof. All Swing Loans shall be made hereunder only as Base Rate Loans. All advances made by Mercantile to Borrower under the Swing Line shall be evidenced by the Swing Line Note of Borrower dated as of the date hereof (the "Swing Line Note") payable to the order of Mercantile in the amount of the Swing Line Commitment and being in the form attached hereto as Exhibit B.

                  3.3 Procedure for Borrowing.

                           (a) Revolving Credit Loan Advances. Subject to the
terms and conditions hereof, Lenders shall cause the Revolving Credit Loans to be made to the Borrower at any time and from time to time during the Term hereof upon Borrower's application to Administrative Agent in writing signed by the authorized representative of the Borrower and received by Administrative Agent not later than 11:00 a.m. (St. Louis time) on the Business Day on which such Revolving Credit Loan is being borrowed if such Loan is a Base Rate Loan, or 11:00 a.m. (St. Louis time) three (3) Business Days prior to the date on which such Revolving Credit Loan is being borrowed if such Loan is a LIBOR Loan, specifying: (i) if the proceeds of the Revolving Credit Loan will be used to finance an Acceptable Acquisition, (A) the target business to be acquired by Borrower in an Acceptable Acquisition with the proceeds of such Revolving Credit Loan (which business must be in a similar line of business to Borrower and its Subsidiaries), (B) the affidavit of any one of the President, Chief Financial Officer, Chief Operating Officer, or any Executive Vice President of Borrower attesting that the Acceptable Acquisition contemplated will not cause Borrower or any of its Subsidiaries to violate any provision of the Transaction Documents and including Borrower's financial projections showing that post-acquisition Borrower and its Subsidiaries will be in proforma compliance with the financial covenants set forth in Section 7.1(i) of this Agreement, (C) the desired amount of the new Revolving Credit Loan, which shall not exceed the cash purchase price for the target business, and (D) the date on which the Loan proceeds are to be made available to the Borrower, which shall be a Business Day, and (ii) if the proceeds of the Revolving Credit Loan will be used for any purpose permitted by this Agreement other than to finance an Acceptable Acquisition, (A) the desired amount of the new Revolving Credit Loan and (B) the date on which the Loan proceeds are to be made available to Borrower, which shall be a Business Day. In addition, not later than three (3) Business Days prior to the date of funding of any such requested LIBOR Loan, Borrower shall further notify Administrative Agent in writing of the Interest Period requested for such LIBOR Loan, which in no event shall extend beyond the last day of the Term hereof. Each application for a Revolving Credit Loan hereunder the proceeds of which will be used to finance an Acceptable Acquisition shall include a copy of the letter of interest, purchase agreement or other documents signed by and between Borrower and the target business disclosing the terms of the Acceptable Acquisition. Revolving Credit Loans made hereunder to fund Acceptable Acquisitions shall not require the prior written consent of the Administrative Agent or the Required Lenders except as required in subpart (c) of the definition of Acceptable Acquisition. A Revolving Credit Loan requested to fund any Acceptable Acquisition shall be funded in a single advance. Upon receipt of notice of an Acquisition as provided in subpart (b) of the definition of Acceptable Acquisition, the Administrative Agent promptly shall deliver a copy of such notice to each Lender. Upon receipt of an application for a Revolving Credit Loan, the Administrative Agent shall deliver a copy of such information to each Lender on the date of receipt and shall notify each Lender of such Lender's Pro Rata Share of such new Revolving Credit Loan. An application for a Revolving Credit Loan, once issued, shall not be revocable by the Borrower. Not later than 2:00 p.m. (St. Louis time) on the date of each new Revolving Credit Loan, each Lender shall make available its Pro Rata Share of such Revolving Credit Loan, in federal or other funds immediately available in St. Louis, Missouri, to the Administrative Agent at its address specified in or pursuant to Section 10.7. Administrative Agent shall not be required to make any amount available to Borrower hereunder except to the extent it shall have received such amounts from the Lenders as set forth herein, provided, however, that unless the Administrative Agent shall have been notified by a Lender prior to the date a Revolving Credit Loan is to be made hereunder that such Lender does not intend to make its Pro Rata Share of such Revolving Credit Loan available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such Pro Rata Share available to the Administrative Agent on such date, and the Administrative Agent may in reliance upon such assumption make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made such amount available to the Borrower, the Administrative Agent shall be entitled to receive such amount from such Lender forthwith upon its demand, together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on but excluding the date the Administrative Agent recovers such amount from the Lender at a rate per annum equal to the Fed Funds Rate for each day as determined by the Administrative Agent (or in the case of a day which is not a Business Day, then for the preceding day). Subject to the terms and conditions hereof, provided that Administrative Agent has received a timely application from Borrower as required in this Section 3.3(a), Administrative Agent shall (unless Administrative Agent determines that any applicable condition specified in Sections 4.1 or 4.2 has not been satisfied) make the funds so received from the Lenders available to Borrower by wiring or otherwise transferring the proceeds of such Loan not later than 2:30 p.m. (St. Louis time) on the Business Day specified by Borrower in its application in accordance with any instructions for such disbursement received from the Borrower. The Borrower hereby authorizes Agents and Lenders to rely on telephonic, telegraphic, telecopy, telex or written instructions of any Person identifying himself or herself as a Person authorized to request a Loan or to make a repayment hereunder, and on any signature which any of the Agents or any of the Lenders believes to be genuine, and the Borrower shall be bound thereby in the same manner as if such Person were actually authorized or such signature were genuine. Borrower also hereby agrees to indemnify Agents and Lenders and hold Agents and Lenders harmless from and against any and all claims, demands, damages, liabilities, losses, costs and expenses (including, without limitation, attorneys' fees and expenses) relating to or arising out of or in connection with the acceptance of instructions for making Loans or making repayments hereunder unless such acceptance results from the gross negligence or willful misconduct of an Agent or a Lender as determined by a court of competent jurisdiction.

                           (b) Interest Rate Conversions. Subject to the terms
and conditions hereof, Lenders shall permit the Borrower to convert outstanding Revolving Credit Loans from a Base Rate Loan to a LIBOR Loan or from a LIBOR Loan to a Base Rate Loan, and Lenders shall permit the Borrower to request a new Interest Period for any existing LIBOR Loan at the end of its then current Interest Period, upon timely notice ("Conversion Notice") to Administrative Agent, in writing signed by the authorized representative of the Borrower (including any such notice by facsimile transmission) specifying: (1) the amount of the outstanding Revolving Credit Loan being converted to a new interest rate basis, or the amount of the LIBOR Loan being continued as a LIBOR Loan for a new Interest Period, (2) the applicable interest rate option being selected, (3) if a LIBOR Loan is requested, the Interest Period, which in no event shall extend beyond the last day of the Term hereof, and (4) the effective date, which shall be a Business Day, and if pertaining to an existing LIBOR Loan, shall also be the last day of the then current Interest Period. Each Conversion Notice must be received by Administrative Agent not later than 11:00 a.m. (St. Louis time) on the Business Day on which a conversion to a Base Rate Loan is to be made, and not later than 11:00 a.m. (St. Louis time) on the second Business Day prior to the Business Day on which a conversion to a LIBOR Loan is to be made. Each Conversion Notice for extension of an existing LIBOR Loan for a new Interest Period must be received by Administrative Agent not later than 11:00 a.m. (St. Louis time) on the second Business Day prior to the last day of the then current Interest Period. Upon receipt of a Conversion Notice given to it, the Administrative Agent shall notify each Lender by 12:00 noon (St. Louis time) on the date of receipt of such Conversion Notice by the Administrative Agent of the contents thereof. Unless the Borrower shall have otherwise requested Administrative Agent to notify the Lenders to continue an existing LIBOR Loan for a new Interest Period in a timely Conversion Notice, upon the expiration of the current Interest Period any LIBOR Loan made in relation to such Interest Period and then outstanding shall bear interest at the Prime Rate plus Applicable Margin from and after the expiration of such Interest Period unless and until subsequently converted in accordance with the terms of this Section 3.3(b). A Conversion Notice shall not be revocable by the Borrower. Subject to the terms and conditions hereof, provided that Administrative Agent has received the timely Conversion Notice, Lenders shall (unless Administrative Agent determines that any applicable condition specified in Section 4 has not been satisfied) convert the interest rate on the portion of the outstanding Revolving Credit Loan, as directed by the Borrower in the Conversion Notice, or Lenders shall extend any LIBOR Loan for a new Interest Period as directed by the Borrower in the Conversion Notice, at 2:30 p.m. (St. Louis time) on the Business Day specified in said Conversion Notice; provided, however, that notwithstanding the foregoing, in addition to and without limiting the rights and remedies of the Agents and the Lenders under Section 8 hereof, so long as any Default or Event of Default under this Agreement has occurred and is continuing, Borrower shall not be permitted to renew any LIBOR Loan as a LIBOR Loan or to convert any Base Rate Loan into a LIBOR Loan. The Borrower hereby authorizes Agents and the Lenders to rely on telephonic, telegraphic, telecopy, telex or written instructions of any person identifying himself or herself as a Person authorized to request a conversion of a Revolving Credit Loan, or to continue a LIBOR Loan hereunder, and on any signature which any of the Agents or any of the Lenders reasonably believe to be genuine, and the Borrower shall be bound thereby in the same manner as if such Person were actually authorized or such signature were genuine. The Borrower also hereby agrees to indemnify the Agents and the Lenders and hold the Agents and the Lenders harmless from and against any and all claims, demands, damages, liabilities, losses, costs and expenses (including, without limitation, attorneys' fees and expenses) relating to or arising out of or in connection with the acceptance of instructions for converting Revolving Credit Loans to a new interest rate basis or continuing LIBOR Loans hereunder unless such acceptance results from the gross negligence or willful misconduct of an Agent or a Lender as determined by a court of competent jurisdiction. A Conversion Notice shall not be required in connection with a Base Rate Loan pursuant to Section 3.7, 3.8 or 3.9.

                           (c) Swing Loan Advances. With respect to each Swing
Loan, Borrower shall give Mercantile prior notice (which may be written or oral but which must be given prior to 2:00 p.m. St. Louis time on the date of the Swing Loan) of the amount and date of each Swing Loan and, subject to all of the terms and conditions hereof, the proceeds of such Swing Loan shall be made available to Borrower on the date of request at the offices of the Administrative Agent in St. Louis, Missouri. Borrower hereby authorizes and directs Mercantile, without further authorization or instructions from it, to make Borrower a Swing Loan each Business Day in an amount equal to the difference, if any, between (i) the amount which Mercantile determines is necessary to pay items clearing on such day, and (ii) the balance of available (as customarily determined by Mercantile) funds in Borrower's general account with Mercantile as of such day, and if the amount determined pursuant to clause
(ii) above is in excess of the amount determined pursuant to clause (i), then Mercantile is irrevocably authorized and instructed to apply such excess to the reduction of the outstanding balance of the Swing Loans without further instruction from Borrower. Anything contained in the foregoing to the contrary notwithstanding, (i) the obligation of Mercantile to make Swing Loans shall be subject to all of the terms and conditions of this Agreement, (ii) Mercantile shall not be obligated to make more than one Swing Loan to Borrower during any day, and (iii) Mercantile shall make the determination of the amount to be borrowed or repaid pursuant to the immediately preceding sentence as of a cutoff hour to be determined by Mercantile, and Mercantile shall incur no liability to Borrower for any interruptions or errors made in connection with the foregoing procedures not caused by the gross negligence or willful misconduct of Mercantile.

                           (d) Alternate Currency Loans. With respect to each
Alternate Currency Loan, the applicable Alternate Currency Borrower shall give the Alternate Currency Bank irrevocable notice by 10:00 a.m. (local time), or such later time as the Alternate Currency Bank may, in its discretion, agree to, on the date of the requested borrowing specifying the amount of the requested borrowing and the requested Interest Period, if applicable.

                  3.4 Letters of Credit.

                           (a) Subject to the terms and conditions of this
Agreement, during the Term of this Agreement, and so long as no Default or Event of Default under this Agreement has occurred and is continuing and the conditions set forth in Section 4.2 have been met (provided, however, that Administrative Agent shall have no liability to any of the Lenders for issuing a Letter of Credit after the occurrence of any Default or Event of Default under this Agreement or without a condition of Section 4.2 having been satisfied unless Administrative Agent has previously received notice in writing to Administrative Agent by Borrower or any of the other Lenders of the occurrence of such Default or Event of Default or of the failure to meet any such condition), Administrative Agent hereby agrees to issue irrevocable standby and commercial letters of credit for the account of Borrower (individually, a "Letter of Credit" and collectively, the "Letters of Credit") in an amount and for the term specifically requested by Borrower by application in writing to Administrative Agent in the form of Exhibit D in the case of a standby Letter of Credit or in the form of Exhibit E in the case of a commercial Letter of Credit, each as attached hereto and incorporated herein by reference (a "Letter of Credit Application") at least three (3) Business Days prior to the requested issuance thereof; provided, however, that:

                           (i) Borrower shall have executed and delivered to Administrative Agent a Letter of Credit Application with respect to such Letter of Credit;

                           (ii) the term of any such Letter of Credit shall not extend beyond the earlier of (A) the last day of the Term hereof, or
         (B) three hundred sixty-five (365) days from the issuance thereof, provided, however, that any such Letter of Credit may be renewable on terms satisfactory to the Administrative Agent;

                           (iii) the aggregate undrawn face amount of all outstanding Letters of Credit shall not at any one time exceed Fifteen Million Dollars ($15,000,000.00) and the aggregate undrawn face amount of all outstanding Letters of Credit plus the outstanding principal amount of all Revolving Credit Loans plus the outstanding principal amount of all Swing Loans shall not at any one time exceed the Total Revolving Credit Commitment; and

                           (iv) the text of any such Letter of Credit is provided to Administrative Agent no less than three (3) Business Days prior to the requested issuance date, which text must be acceptable to Administrative Agent in its sole and absolute discretion.

                           (b) The payment of drafts under each Letter of Credit
shall be made in accordance with the terms thereof and, in that connection, Administrative Agent shall be entitled to honor any drafts and accept any documents presented to it by the beneficiary of such Letter of Credit in accordance with the terms of such Letter of Credit and believed by Administrative Agent to be genuine. Administrative Agent shall not have any duty to inquire as to the accuracy or authenticity of any draft or other drawing document that may be presented to it other than the duties contemplated by the applicable Letter of Credit Application. If Administrative Agent shall have received documents that in its judgment constitute all of the documents that are required to be presented before payment or acceptance of a draft under a Letter of Credit, it shall be entitled to pay such draft provided such documents conform on their face to the requirements of such Letter of Credit.

                           (c) In the event of any payment by Administrative
Agent of a draft presented or accepted under a Letter of Credit, Borrower agrees to pay to Administrative Agent in immediately available funds at the time of such drawing an amount equal to the sum of such drawing plus Administrative Agent's negotiation, processing and other fees related thereto. Borrower hereby authorizes Administrative Agent to charge or cause to be charged Borrower's bank accounts at Administrative Agent to the extent there are balances of immediately available funds therein, in an amount equal to the sum of such drawing plus Administrative Agent's negotiation, processing and other fees related thereto, and Borrower agrees to pay the amount of any such drawing (and/or Administrative Agent's negotiation, processing and other fees related thereto) not so charged prior to the close of business of Administrative Agent on the day of such drawing. In the event any payment under a Letter of Credit is made by Administrative Agent prior to receipt of payment from Borrower, such payment by Administrative Agent shall constitute a request by Borrower for a Revolving Credit Loan as a Base Rate Loan under Section 3.1(a) above.

                           (i) Borrower shall also pay to Administrative Agent, for its own account, with respect to each Letter of Credit, a nonrefundable issuance fee in the amount of One Hundred Twenty-Five Dollars ($125.00) (the "Letter of Credit Issuance Fee"), which Letter of Credit Issuance Fee shall be due and payable on the date of issuance of each Letter of Credit, and such other fees as Administrative Agent may from time to time customarily charge in accordance with Administrative Agent's published schedule of fees in effect from time to time, which fees shall be due and payable on demand by Administrative Agent; and

                           (ii) Borrower shall pay to Administrative Agent for the ratable account of the Lenders with respect to each Letter of Credit for the period during which such Letter of Credit is outstanding, a nonrefundable Letter of Credit Commitment Fee in an amount per annum equal to the Applicable Margin for LIBOR Loans in effect for each such fiscal quarter (calculated on an actual day, 360-day year basis) times the face amount (taking into account any scheduled increases or decreases therein during the fiscal quarter in question) of each Letter of Credit issued hereunder ("Letter of Credit Commitment Fee"), which Letter of Credit Commitment Fee shall be due and payable on the date of issuance for each Letter of Credit issued by Administrative Agent hereafter, in each case prorated for the remainder of the then current quarter, and such Letter of Credit Commitment Fee shall also be payable thereafter for all outstanding Letters of Credit quarterly in advance on each April 1, July 1, October 1, and January 1 during the Term hereof.

                           (d) Upon the issuance of a Letter of Credit by
Administrative Agent, an undivided participation interest therein (including, without limitation, an undivided participation interest in the reimbursement risk relating to such Letter of Credit and in all payments and Revolving Credit Loans made in connection with such Letter of Credit) shall automatically be granted by Administrative Agent to and accepted by each of the other Lenders in an amount based on each such other Lender's Pro Rata Share of the face amount of such Letter of Credit, which participation shall be evidenced by a single Letter of Credit Participation Certificate executed by Administrative Agent in favor of such Lender in the form attached hereto as Exhibit F and incorporated herein by reference. Administrative Agent agrees to provide each Lender with a copy of each Letter of Credit issued hereunder. If Administrative Agent shall make payment on any draft presented or accepted under a Letter of Credit, Administrative Agent shall give notice of such payment to the other Lenders, and each of the other Lenders hereby authorizes and requests Administrative Agent to advance for their respective accounts, pursuant to the terms hereof, their respective shares of any such payment based upon their respective Pro Rata Shares. If a Default has occurred hereunder and if such drawing is not paid by Borrower in immediately available funds prior to the close of business of Administrative Agent on the date of such drawing, Administrative Agent shall promptly so notify the other Lenders and each of the other Lenders agrees to immediately reimburse Administrative Agent in immediately available funds for its Pro Rata Share of the amount of such drawing, plus interest calculated on its Pro Rata Share of such amount at a rate per annum equal to the Fed Funds Rate calculated from the date of such payment by Administrative Agent to but excluding the date of reimbursement by such other Lender and on an actual-day, 360-day year basis. Each of the other Lenders will be entitled to its Pro Rata Share of any Letter of Credit Commitment Fees paid by Borrower, but such other Lenders shall have no right to share in any Letter of Credit Issuance Fees or any other fees paid by Borrower to Administrative Agent in connection with any of the Letters of Credit.

                           (e) Notwithstanding any provision contained in this
Agreement or any of the Letter of Credit Applications to the contrary, upon the occurrence of any Event of Default under this Agreement, at Administrative Agent's option and without demand or further notice to Borrower, an amount equal to the aggregate undrawn face amount of all Letter(s) of Credit then outstanding shall be deemed (as between Administrative Agent and Borrower) to have been paid or disbursed by Administrative Agent (notwithstanding that such amounts may not in fact have been so paid or disbursed by Administrative Agent), and which amount shall be immediately due and payable. In lieu of the foregoing, at the election of the Required Lenders upon the occurrence of any Event of Default under this Agreement, Borrower shall, upon the Required Lenders' demand, deliver to Administrative Agent cash, or other collateral acceptable to the Required Lenders in their sole and absolute discretion, having a value, as determined by the Required Lenders, at least equal to the aggregate undrawn face amount of all outstanding Letters of Credit. Any such collateral and/or any amounts received by Administrative Agent for such Letters of Credit shall be held by Administrative Agent in a separate account at Administrative Agent appropriately designated as a cash collateral account in relation to this Agreement and the Letters of Credit and retained by Administrative Agent as collateral security for the payment of Borrower's Obligations hereunder. Cash amounts delivered to Administrative Agent pursuant to the foregoing requirements of this Section shall be invested, at the request and for the account of Borrower, in investments of a type and nature and with a term acceptable to the Required Lenders. Such amounts, including in the case of cash amounts invested in the manner set forth above, any interest realized thereon, may be applied to reimburse Administrative Agent and/or any of the Lenders for drawings or payments under or pursuant to the Letters of Credit which Administrative Agent has paid, or if no such reimbursement is required to the payment of such other of Borrower's Obligations as the Required Lenders shall determine. Any amounts remaining in any cash collateral account established pursuant to this Section after the payment in full of all of Borrower's Obligations and the expiration or cancellation of all of the Letters of Credit shall be returned to Borrower (after deduction of Administrative Agent's expenses, if any).

                  3.5 Interest Rates and Payments.

                           (a) Each Revolving Credit Loan shall bear interest
prior to maturity at a rate per annum equal to such of the following as the Borrower, at its option, shall select in accordance with Section 3.3: (i) the Base Rate plus Applicable Margin, which rate shall fluctuate as and when said Base Rate or said Applicable Margin shall change, or (ii) the LIBOR Rate plus Applicable Margin, determined in the case of LIBOR Loans as of the date of the commencement of the applicable Interest Period. Each Swing Loan shall bear interest prior to maturity at a rate per annum equal to the Base Rate plus Applicable Margin, which rate shall fluctuate as and when said Base Rate or said Applicable Margin shall change. Accrued interest on all Base Rate Loans shall be payable quarterly in arrears on the first day of each calendar quarter, commencing on the first such date after such Loan is made. Accrued interest on all LIBOR Loans shall be payable in arrears on the last day of the Interest Period applicable to each such LIBOR Loan, and if any such Interest Period exceeds three months, all accrued and unpaid interest shall be due and payable on the date three months following the commencement of such Interest Period as well. In addition, all accrued interest on all Loans shall be payable on the last day of the Term hereof, whether by reason of acceleration or otherwise. Each Alternate Currency Loan shall bear interest on the outstanding principal amount thereof at a rate per annum set forth in the applicable Alternate Currency Addendum.

                           (b) After the occurrence of an Event of Default, the
principal balance of and, to the extent permitted by law, any overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid, at a rate per annum equal to Two Percent (2.00%) over and above the Base Rate plus Applicable Margin, fluctuating as and when said Base Rate shall change. After the occurrence of an Event of Default, the principal balance of and, to the extent permitted by law, any overdue interest on any LIBOR Loan shall bear interest, payable on demand, for each day during the applicable Interest Period until paid, at a rate per annum equal to the sum of Two Percent (2.00%) plus the LIBOR Rate plus Applicable Margin for such LIBOR Loan, and after the expiration of such Interest Period, such Loan shall thereafter bear interest at the default rate applicable to Base Rate Loans under the preceding sentence. After the occurrence of an Event of Default, the principal balance of, and, to the extent permitted by law, any overdue interest on any Alternate Currency Loan shall bear interest, payable upon demand, for each day until paid at the rate per annum equal to two percent (2.00%) plus the interest rate applicable to such Alternate Currency Loan immediately prior to the Event of Default. From and after the maturity of the Notes, whether by reason of acceleration or otherwise, the unpaid principal balance of each Loan shall bear interest until paid, payable on demand, at a rate per annum equal to Two Percent (2.00%) over and above the Base Rate, fluctuating as aforesaid.

                           (c) Interest shall be computed with respect to all
Loans (other than Alternate Currency Loans in Sterling) on an actual day, 360-day year basis. Alternate Currency Loans in Sterling shall be calculated on a 365 or 366 day year basis. Each Revolving Credit Loan which is a Base Rate Loan shall be for a principal amount of One Million Dollars ($1,000,000.00) or any larger multiple of One Hundred Thousand Dollars ($100,000.00). Each LIBOR Loan shall be for a principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00) or any larger multiple of Five Hundred Thousand Dollars ($500,000.00). The Borrower shall be permitted to have no more than twelve (12) LIBOR Loans outstanding at any one time.

                           (d) The Administrative Agent shall determine each
interest rate applicable to the Loans hereunder as selected by Borrower pursuant to Section 3.3. The Administrative Agent shall give prompt notice to Borrower and the Lenders by telephone, telecopy, telex or cable of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

                  3.6 Prepayment; Funding Losses. The Borrower shall be privileged to prepay all at any time or any portion from time to time of the unpaid principal balance of any Loan, provided, however, that any LIBOR Loan or any Alternate Currency Loan in Sterling or any Alternate Currency Loan in Australian Dollars which bears interest at a rate based upon the BBSY Bid Rate may be prepaid only at the expiration of the applicable Interest Period. If the Borrower makes any payment with respect to any LIBOR Loan or any Alternate Currency Loan in Sterling or any Alternate Currency Loan in Australian Dollars which bears interest at a rate based upon the BBSY Bid Rate on any day other than the last day of the Interest Period applicable thereto (whether by reason of acceleration, a required prepayment under this Agreement or otherwise), or if the Borrower converts any LIBOR Loan or any Alternate Currency Loan in Sterling or any Alternate Currency Loan in Australian Dollars which bears interest at a rate based upon the BBSY Bid Rate or portion thereof to a Base Rate Loan or other type of Loan on any day other than the last day of the Interest Period applicable thereto (whether by reason of Section 3.8, 3.9 or otherwise), or if the Borrower fails to borrow any LIBOR Loan or any Alternate Currency Loan in Sterling or any Alternate Currency Loan in Australian Dollars which bears interest at a rate based upon the BBSY Bid Rate after a request for such a Loan has been given to Administrative

Agent pursuant hereto, the Borrower shall reimburse any of the Lenders on demand for any resulting losses and expenses incurred by any such Lender, including, without limitation, any losses incurred in obtaining, liquidating or employing deposits from third parties, including loss of margin for the period after such payment or conversion, provided that such Lender shall have delivered to the Borrower a certificate, with supporting calculations, as to the amount of such losses and expenses, which certificate shall be conclusive in the absence of manifest error. All prepayments shall be applied solely to the payment of principal. If on the fifteenth day of any month or the Business Day immediately subsequent thereto the Dollar Amount of all outstanding Alternate Currency Loans under the Alternate Currency Addenda exceeds 105% of the lesser of $25,000,000 or the aggregate Alternate Currency Commitments with respect thereto, the applicable Borrowers shall on such date prepay Alternate Currency Loans in an aggregate amount such that after giving effect thereto the Dollar Amount of all such Alternate Currency Loans is less than or equal to the lesser of $25,000,000 or the aggregate Alternate Currency Commitments with respect thereto.

                  3.7 Basis for Determining Interest Rate Inadequate or Unfair. If with respect to any Interest Period:

                           (a) Deposits in dollars (in the applicable amounts)
are not being offered to any Lender in the relevant market for such Interest Period, or

                           (b) Any Lender determines that the LIBOR Rate as
determined pursuant to the definition thereof will not adequately and fairly reflect the cost to such Lender of maintaining or funding the LIBOR Loans for such Interest Period,

such Lender shall forthwith give notice thereof to the Borrower, which notice shall set forth in detail the basis for such notice, whereupon until such Lender notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (a) the obligations of such Lender to make LIBOR Loans shall be suspended, and (b) the Borrower shall convert all of its then outstanding LIBOR Loans from such Lender on the last day of the then current Interest Period applicable to each such LIBOR Loan, to a Base Rate Loan in an equal principal amount. Interest accrued on such LIBOR Loan prior to such conversion shall be due and payable on the date of such conversion.

                  3.8 Illegality. If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such governmental or regulatory authority, central bank or comparable agency shall make it unlawful or impossible for such Lender to make, maintain or fund its LIBOR Loans to the Borrower, such Lender shall forthwith give notice thereof to the Borrower. Upon receipt of such notice, the Borrower shall convert all of their then outstanding LIBOR Loans from such Lender on either (a) the last day of the then current Interest Period applicable to such LIBOR Loan if such Lender may lawfully continue to maintain and fund such LIBOR Loan to such day or (b) immediately if such Lender may not lawfully continue to fund and maintain such LIBOR Loan to such day, to a Base Rate Loan in an equal principal amount. Interest accrued on such LIBOR Loan prior to such conversion shall be due and payable on the date of such conversion together with any funding losses and other amounts due under Section 3.6.

                  3.9 Increased Cost.

                           (a) If (i) Regulation D of the Board of Governors of
the Federal Reserve System, as amended, or (ii) after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such governmental or regulatory authority, central bank or comparable agency (a "Regulatory Change"):

                           (i) shall subject any such Lender to any tax, duty or other charge with respect to its LIBOR Loans, the Notes or the obligation to make LIBOR Loans, or shall change the basis of taxation of payments to any such Lender of the principal of or interest on its LIBOR Loans or any other amounts due under this Agreement in respect of its LIBOR Loans or its obligation to make LIBOR Loans (except for taxes on or changes in the rate of tax on the overall net income of such Lender); or

                           (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit, capital or similar requirement against assets of, deposits with or for the account of, or credit extended or committed to be extended by, any such Lender or shall, with respect to such Lender impose, modify or deem applicable any other condition affecting such Lender's LIBOR Loans, the Notes or such Lender's obligation to make LIBOR Loans;

and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D, to impose a cost on or increase the cost to) such Lender of making or maintaining any LIBOR Loan, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under any of the Notes with respect thereto, by an amount deemed by such Lender to be material, and if such Lender is not otherwise fully compensated for such increase in cost or reduction in amount received or receivable by virtue of the inclusion of the reference to "LIBOR Reserve Percentage" in the calculation of the LIBOR Rate, then upon notice by such Lender to the Borrower, which notice shall set forth such Lender's supporting calculations and the details of the Regulatory Change, the Borrower shall pay such Lender, as additional interest, such additional amount or amounts as will compensate Lenders for such increased cost or reduction. The determination by any Lender under this Section of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount or amounts, the Lenders may use any reasonable averaging and attribution methods.

                           (b) If any Lender demands compensation under this
Section, the Borrower may at any time, upon at least one (1) Business Day's prior notice to such Lender, convert their then outstanding LIBOR Loans to Base Rate Loans in an equal principal amount. Interest accrued on such LIBOR Loan prior to such conversion shall be due and payable on the date of such conversion together with any funding losses and other amounts due under Section 3.6.

                  3.10 Base Rate Loans Substituted for Affected LIBOR Loans. If notice has been given by any Lender pursuant to Section 3.7 or 3.8 or by the Borrower pursuant to Section 3.9 requiring LIBOR Loans to be repaid or converted, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such repayment or conversion no longer apply, all Loans which would otherwise be made by such Lender to the Borrower as LIBOR Loans shall be made instead as Base Rate Loans. Any such Lender shall notify the Borrower if and when the circumstances giving rise to such repayment no longer apply. All indemnities and all provisions relating to reimbursement to any Lender of amounts sufficient to protect the yield to such Lender with respect to the Loans, including, without limitation, Sections 3.6, 3.7, 3.8, and 3.9 hereof, shall survive the payment of the Notes and the termination of this Agreement.

                  3.11 Place and Manner of Payment. Both principal and interest on the Loans and all fees due hereunder and under any of the other Transaction Documents payable to any Lender shall be paid in lawful currency of the United States, in federal or other immediately available funds, at Administrative Agent's banking office at 721 Locust Street, St. Louis, Missouri 63101. The Administrative Agent will promptly distribute to each Lender in immediately available funds its ratable share of each such payment received by the Administrative Agent pursuant to the terms of this Agreement for the account of such Lenders. Whenever any payment of principal of, or interest on, the Loans or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day, except as required by clauses (iii) or (iv) of the definition of Interest Period. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon, at the then applicable rate, shall be payable for such extended time. All payments to be made by the Borrowers hereunder in respect of any Alternate Currency Loans shall be made in the currencies in which such Loans are denominated and in funds immediately available, at the office or branch from which the Loan was made pursuant to Section 3.19 and the applicable Alternate Currency Addenda not later than 3:00 p.m. local time on the date on which such payment shall become due. Promptly upon receipt of any payment of principal of the Alternate Currency Loans the Alternate Currency Bank shall give written notice to the Administrative Agent by telex or telecopy of the receipt of such payment.

                  3.12 Termination or Reduction of Revolving Credit Commitments. The Borrower may, upon three (3) Business Days' prior written notice to Administrative Agent, terminate entirely at any time, or proportionately reduce from time to time on a pro rata basis among the Lenders based on their respective Revolving Credit Commitments, by an aggregate amount of $5,000,000.00 or any larger multiple of $5,000,000.00, the unused portions of the Revolving Credit Commitments as specified by Borrower in such notice to Administrative Agent; provided, however, that (i) at no time shall the Revolving Credit Commitments be reduced to a figure less than the total of the outstanding principal amount of all Revolving Credit Loans plus the outstanding principal amount of all Swing Loans plus the outstanding principal amount of all Alternate Currency Loans, plus the face amount of all outstanding Letters of Credit, (ii) at no time shall the Revolving Credit Commitments be reduced to a figure greater than zero but less than $100,000,000.00, and (iii) any such termination or reduction shall be permanent and the Borrower shall have no right to thereafter reinstate or increase, as the case may be, the Revolving Credit Commitment, as the case may be, of any Lender. Each Alternate Currency Borrower may, upon three Business Days prior written notice to the Alternate Currency Bank, terminate entirely at any time or reduce from time to time by an aggregate amount of $5,000,000.00 or any larger multiple of $5,000,000.00 the unused portions of the applicable Alternate Currency Commitment as specified by the applicable Alternate Currency Borrower in such notice to the Alternate Currency Bank; provided, however, that at no time shall the Alternate Currency Commitments be reduced to a figure less than the total of the outstanding principal amount of all Alternate Currency Loans.

                  3.13 Facility Fee. From the date hereof to but excluding the last day of the Term hereof, the Borrower shall pay to the Administrative Agent, for distribution to the Lenders in accordance with their Pro Rata Shares, a quarterly nonrefundable facility fee (the "Facility Fee") equal to the percentage per annum equal to the then current Applicable Margin, multiplied by the average daily Total Revolving Credit Commitment. The average daily Total Revolving Credit Commitment shall be calculated as (i) the sum of the amounts each day during any such fiscal quarter equal to the Total Revolving Credit Commitment, divided by (ii) the number of days in any such fiscal quarter or partial fiscal quarter for which such Revolving Credit Commitment was available. Such Facility Fee shall be payable quarterly in arrears on each April 1, July 1, October 1 and January 1 during the Term hereof and on the last day of the Term hereof, and shall be calculated on an actual day, 365/366-day year basis.

                  3.14 Upfront Fee. Borrower shall pay to the Administrative Agent on the date hereof, for distribution to the Lenders in accordance herewith, a nonrefundable upfront fee (the "Upfront Fee") equal to the following:

                           (a) For each Lender (other than those Lenders which
are also Agents hereunder) which had a Revolving Credit Commitment under the Prior Credit Agreement (its "Prior Commitment"), an amount equal to one-twentieth of one percent (0.05%) times the lesser of such Lender's Revolving Credit Commitment hereunder or such Lender's Prior Commitment; plus

                           (b) For each Lender (including Lenders which are
Agents hereunder), an amount equal to one-fourth of one percent (0.25%) times the amount by which each such Lender's Revolving Credit Commitment hereunder exceeds such Lender's Prior Commitment, if any.

                  3.15 Maturity. All principal, interest and other amounts outstanding with respect to the Revolving Credit Loans the Swing Loans and the Alternate Currency Loans which are not paid prior thereto shall be due and payable on the last day of the Term hereof, whether by reason of the expiration thereof, acceleration or otherwise.

                  3.16 Voluntary Prepayments.

                           (a) Borrower may, upon notice to Administrative Agent
specifying that it is paying its Base Rate Loans, pay its Base Rate Loans in whole at any time, or from time to time in part in amounts aggregating $100,000.00 or any larger multiple of $100,000.00, by paying the principal amount to be paid together with all accrued and unpaid interest thereon to and including the date of payment; provided, however, that in no event may the Borrower make a partial payment of Base Rate Loans which results in the total outstanding Revolving Credit Loans which are Base Rate Loans being greater than zero but less than $2,500,000.00.

                           (b) Subject to Section 3.6, Borrower may, upon at
least three (3) Business Days' notice to Administrative Agent specifying that it is paying LIBOR Loans, pay on the last day of any Interest Period its LIBOR Loans to which such Interest Period applies, in whole, or in part in amounts aggregating $500,000.00 or any larger multiple of $500,000.00, by paying the principal amount to be paid together with all accrued and unpaid interest thereon to and including the date of payment; provided, however, that in no event may the Borrower make a partial payment of LIBOR Loans which results in the total outstanding LIBOR Loans with respect to which a given Interest Period applies being greater than zero but less than $2,500,000.00.

                           (c) Upon receipt of a notice of payment pursuant to
Sections 3.16(a) or (b) above, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender's Pro Rata Share of such payment and such notice shall not thereafter be revocable by Borrower.

                           (d) Borrower may, upon notice to the Administrative
Agent specifying that it is paying its Swing Loans, pay without penalty or premium such Swing Loans in whole at any time, or in part from time to time.

                           (e) Subject to Section 3.6, each Alternate Currency
Borrower may, upon notice to the Alternate Currency Bank specifying that it is paying its Alternate Currency Loans, pay its Alternate Currency Loans in whole at any time, or from time to time in part in amounts aggregating $500,000.00 or any larger multiple of $500,000.00 by paying the principal amount to be paid together with all accrued and unpaid interest thereon to and including the date of payment.

                  3.17 Discretion of Lender as to Manner of Funding. Notwithstanding any provision contained in this Agreement to the contrary, each of the Lenders shall be entitled to fund and maintain its funding of all or any part of its LIBOR Loans in any manner it elects, it being understood, however, that for purposes of this Agreement all determinations hereunder (including, without limitation, the determination of each Lender's funding losses and expenses under Section 3.6) shall be made as if such Lender had actually funded and maintained each LIBOR Loan through the purchase of deposits having a maturity corresponding to the maturity of the applicable Interest Period relating to the applicable LIBOR Loan and bearing an interest rate equal to the applicable LIBOR Rate. Each Lender may, at its option, elect to make, fund or maintain its Loans hereunder at the branches or offices specified on the signature pages hereof or on any Assignment Agreement executed and delivered pursuant to Section 10.12 hereof or at such other of its branches or offices as such Lender may from time to time elect, provided that the Borrower shall not be required to reimburse any Lender under any of the provisions of Section 3.6 for any cost which such Lender would not have incurred but for changing its lending or funding branch unless Borrower consents to such change.

                  3.18 Swing Loan Settlement After Default . Upon the occurrence of any Event of Default, Administrative Agent shall promptly so notify the other Lenders pursuant to Section 8 herein and of the amount of the Swing Loans from Mercantile then outstanding, and each of the other Lenders agrees to immediately purchase from Mercantile with immediately available funds its Pro Rata Share of the amount of all such Swing Loans, plus accrued and unpaid interest calculated on such Pro Rata Share of such principal amount at a rate per annum equal to the Base Rate plus Applicable Margin. Following such advance by each Lender to Mercantile of its Pro Rata Share of any such Swing Loans pursuant to the preceding sentence, each such Lender shall thereafter receive its Pro Rata Share of all principal payments, interest payments, fees and other amounts due with respect to such Swing Loans when paid by the Borrower to the Administrative Agent hereunder. Such Loans shall thereafter be evidenced by the Revolving Credit Notes of each of the Lenders.

                  3.19  Alternate Currency Loans.

                           (a) Upon the satisfaction of the conditions precedent
set forth in Section 4 hereof and set forth in the applicable Alternate Currency Addendum, from and including the later of the date of this Agreement and the date of execution of the applicable Alternate Currency Addendum and prior to the last day of the Term hereof (unless an earlier termination date shall be specified in or pursuant to the applicable Alternate Currency Addendum), the Alternate Currency Bank agrees, on the terms and conditions set forth in this Agreement and in the applicable Alternate Currency Addendum, to make Alternate Currency Loans under such Alternate Currency Addendum to the applicable Alternate Currency Borrower party to such Alternate Currency Addendum from time to time in the applicable Alternate Currency, in an amount not to exceed each such Alternate Currency Bank's applicable Alternate Currency Commitment; provided, however, at no time shall the Dollar Amount of the outstanding principal amount of the Alternate Currency Loans for all Alternate Currencies exceed $25,000,000 other than as a result of currency fluctuations and then only to the extent permitted in Section 3.6; provided, further, at no time shall the Dollar Amount of the Alternate Currency Loans for any specific Alternate Currency exceed the maximum amount specified as the maximum amount for such Alternate Currency in the applicable Alternate Currency Addendum other than as a result of currency fluctuations and then only to the extent permitted in
Section 3.6. Subject to the terms of this Agreement and the applicable Alternate Currency Addendum, the applicable Alternate Currency Borrowers may borrow, repay and reborrow Alternate Currency Loans at any time prior to the last day of the Term hereof (unless an earlier termination date shall be specified in or pursuant to the applicable Alternate Currency Addendum). On the last Business Day of the Term hereof (unless an earlier termination date shall be specified in or pursuant to the applicable Alternate Currency Addendum), the outstanding principal balance of the Alternate Currency Loans shall be paid in full by the applicable Alternate Currency Borrower and prior to the last Business Day of the Term hereof (unless an earlier termination date shall be specified in or pursuant to the applicable Alternate Currency Addendum) prepayments of the Alternate Currency Loans shall be made by the applicable Alternate Currency Borrower if and to the extent required in Section 3.6.

                           (b) Borrowing Notice. When the applicable Alternate
Currency Borrower desires to borrow under this Section 3.19, the applicable Alternate Currency Borrower shall deliver to the Alternate Currency Bank a borrowing notice, signed by it, specifying that the Alternate Currency Borrower is requesting an Alternate Currency Loan pursuant to this Section 3.19. Any borrowing notice given pursuant to this Section 3.19 shall be irrevocable.

                           (c) Termination. Except as otherwise required by
applicable law, in no event shall the Alternate Currency Bank have the right to accelerate the Alternate Currency Loans outstanding under any Alternate Currency Addendum or to terminate their commitments (if any) thereunder to make Alternate Currency Loans prior to the stated termination date in respect thereof, except that the Alternate Currency Bank shall have such rights upon an acceleration of the Loans and a termination of the Revolving Credit Commitments pursuant to
Section 8.

                           (d) Statements. The Alternate Currency Bank shall
furnish to the Administrative Agent not less frequently than monthly, and at any other time at the reasonable request of the Administrative Agent, a statement setting forth the outstanding Alternate Currency Loans made and repaid during the period since the last such report under such Alternate Currency Addendum.

                           (e) Risk Participation. Immediately and automatically
upon the occurrence of an Event of Default under Section 8.1, 8.7 or 8.8, each Lender shall be deemed to have unconditionally and irrevocably purchased from the Alternate Currency Bank, without recourse or warranty, an undivided interest in and participation in each Alternate Currency Loan ratably in accordance with such Lender's Pro Rata Share of the amount of such Loan, and immediately and automatically all Alternate Currency Loans shall be converted to and redenominated in Dollars equal to the Dollar Amount of each such Alternate Currency Loan determined as of the date of such conversion; provided, that to the extent such conversion shall occur other than at the end of an Interest Period, the applicable Alternate Currency Borrower shall pay to the Alternate Currency Bank, all losses and breakage costs related thereto in accordance with Section 3.6. Each of the Lenders shall pay to the Alternate Currency Bank not later than two (2) Business Days following a request for payment from such Alternate Currency Bank, in Dollars, an amount equal to the undivided interest in and participation in the Alternate Currency Loan purchased by such Lender pursuant to this Section 3.19(e). In the event that any Lender fails to make payment to the Alternate Currency Bank of any amount due under this Section 3.19(e), the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent receives from such Lender an amount sufficient to discharge such Lender's payment obligation as prescribed in this Section 3.19(e) together with interest thereon at the Fed Funds Rate for each day during the period commencing on the date of demand by the Alternate Currency Bank and ending on the date such obligation is fully satisfied. The Administrative Agent will promptly remit all payments received as provided above to the Alternate Currency Bank.

                           (f) Other Provisions Applicable to Alternate Currency
Loans. The specification of payment of Alternate Currency Loans in the related Alternate Currency at a specific place pursuant to this Agreement is of the essence. Such Alternate Currency shall be the currency of account and payment of such Loans under this Agreement and the Notes. Notwithstanding anything in this Agreement, the obligation of the applicable Alternate Currency Borrower in respect of such Loans shall not be discharged by an amount paid in any other currency or at another place, whether pursuant to a judgment or otherwise, to the extent the amount so paid, on prompt conversion into the applicable Alternate Currency and transfer to the Alternate Currency Bank under normal banking procedure, does not yield the amount of such Alternate Currency due under this Agreement, the applicable Alternate Currency Addenda and the Notes. In the event that any payment, whether pursuant to a judgment or otherwise, upon conversion and transfer, does not result in payment of the amount of such Alternate Currency due under this Agreement, the applicable Alternate Currency Addenda and the Notes, the Alternate Currency Bank shall have an independent cause of action against the Alternate Currency Borrowers for the currency deficit.

                  3.20 Market Disruption. Notwithstanding the satisfaction of all conditions referred to in this Agreement with respect to the Alternate Currency Bank, if there shall occur on or prior to the date of any Alternate Currency Loan any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Alternate Currency Bank make it impracticable for the Alternate Currency Loans to be denominated in the currency specified by the applicable Borrower, then the Alternate Currency Bank shall forthwith give notice thereof to such Borrower, and such Loans shall not be denominated in such currency but shall be made on such Borrowing Date in Dollars, in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Borrowing Notice, as Base Rate Loans, unless the applicable Borrower notifies the Alternate Currency Bank at least one Business Day before such date that (i) it elects not to borrow on such date or (ii) it elects to borrow on such date in a different Alternate Currency in which the denomination of such Loans would in the opinion of the Alternate Currency Bank be practicable and in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Borrowing Notice.

                  3.21 Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any of the Borrowers hereunder or under any of the Notes in the currency expressed to be payable herein or under the Notes (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Alternate Currency Bank could purchase the specified currency with such other currency at the Alternate Currency Bank's office in Chicago, Illinois on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of the applicable Borrower in respect of any sum due to any Lender, Alternate Currency Bank or the Administrative Agent hereunder or under any Note shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender, Alternate Currency Bank or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender, Alternate Currency Bank or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender, Alternate Currency Bank or the Administrative Agent, as the case may be, in the specified currency, the applicable Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender, Alternate Currency Bank or the Administrative Agent, as the case may be, against such loss.

                  3.22 Payments to be Free and Clear.

                           (a) All sums payable by each Borrower under the
Notes, whether in respect of principal, interest, fees or otherwise, shall be paid without deduction for any present and future taxes, levies, imposts, deductions, charges or withholdings imposed by any government or any political subdivision or taxing authority thereof (other than any tax on or measured by the net income, profits or gains of any Lender) and all interest, penalties or similar liabilities with respect thereto (collectively, "taxes"), which amounts shall be paid by the applicable Borrower as provided in this Section 3.22.

                           (b) Grossing-up of Payments. If: (a) any Borrower or
any other Person is required by law to make any deduction or withholding on account of any such taxes from any sum paid or expressed to be payable by the applicable Borrower to any Lender under this Agreement; or (b) any party to this Agreement (or any Person on its behalf) other than any Borrower is required by law to make any deduction or withholding from, or any payment on or calculated by reference to the amount of, any such sum received or receivable (other than on account of any excluded taxes) by any Lender under this Agreement then:

                           (i) the applicable party shall notify the Administrative Agent and, if such party is not the applicable Borrower, the Administrative Agent will notify the applicable Borrower of any such requirement or any change in any such requirement as soon as such party becomes aware of it;

                           (ii) the applicable Borrower shall pay any such taxes before the later of (i) the date on which penalties attached thereto become due and payable or (ii) 15 days after the date of receipt by the applicable Borrower of such written notification provided by the Administrative Agent in accordance with paragraph (i) if such applicable party is not the applicable Borrower, such payment to be made (if the liability to pay is imposed on such Borrower) for its own account or (if that liability is imposed on any party to this Agreement) on behalf of and in the name of that party;

                           (iii) the sum payable by the applicable Borrower in respect of which the relevant deduction, withholding or payment is required shall (except, in the case of any such payment, to the extent that the amount thereof is not ascertainable when that sum is paid) be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, that party receives on the due date and retains (free from any liability in respect of any such deduction, withholding or payment) a sum equal to that which it would have received and so retained had no such deduction, withholding or payment been required or made;

                           (iv) within thirty (30) days after payment of any sum from which the applicable Borrower is required by law to make any deduction or withholding, and within thirty (30) days after the due date of payment of any tax or other amount which it is required by paragraph (ii) to pay, it shall deliver to the Administrative Agent all such certified documents and other evidence as to the making of such deduction, withholding or payment as (a) are reasonably satisfactory to the affected parties as proof of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority and (b) are required by any such party to enable it to claim a tax credit with respect to such deduction, withholding or payment; and

                           (v) In the event any Lender receives a refund of any taxes paid by a Borrower pursuant to this Section 3.22, or receives a tax credit which such Lender concludes is attributable to a payment made by such Borrower pursuant to this Section 3.22, such Lender shall pay an amount equal to such refund or credit to such Borrower within forty-five days of receipt of such refund or application of such credit.

                           (c) Withholdings. On or prior to the date of its
execution and delivery of this Agreement in the case of any Lender (and on or prior to the effective date specified in any Assignment Agreement pursuant to which a Person becomes a Lender), each Lender that is not incorporated under the laws of the United States of America, or a state thereof (a "non-U.S. Lender"), agrees that it will (a) if such non-U.S. Lender is a "bank" within the meaning of Section 881(c)(3)(A) of the Code, deliver to the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 (or other appropriate form), certifying in either case that such Lender is entitled to receive payments under the Transaction Documents without deduction or withholding of any United States federal income taxes or,
(b) if such non-U.S. Lender is not a "bank" within the meaning of section 881(c)(3)(A) of the Code and intends to claim exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such non-U.S. Lender delivers a Form W-8, a certificate representing that such non-U.S. Lender is not a bank for purposes of
Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such non-U.S. Lender claiming complete exemption from U.S. Federal withholding tax on payments of interest by the applicable Borrowers under this Agreement and the other Transaction Documents. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to the Borrower and the Administrative Agent two additional copies of such form (or a successor form) on or before the date that such form (or a replacement of an expired form) expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Administrative Agent, in each case certifying that such Lender is entitled to receive payments under the Transaction Documents without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender promptly advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

                       SECTION 4. PRECONDITIONS TO LOANS.

                  4.1 Initial Revolving Credit Loan, Swing Loan or Letter of Credit. Notwithstanding any provision contained herein to the contrary, Lenders shall have no obligation to make any Loan hereunder, and Administrative Agent shall have no obligation to issue any Letter of Credit, unless Agents and Lenders shall have received the following:

                           (a) This Agreement, the Parent Guaranty and the
Notes, each executed by a duly authorized officer of the Borrower;

                           (b) A Consent of Guarantors (the "Consent of
Guarantors") consenting to the execution, delivery and performance of this Agreement and the Notes by Borrower, executed and delivered by a duly authorized officer of each Guarantor;

                           (c) The Subsidiary Guaranties of any Domestic
Subsidiary in existence on the date hereof which has not heretofore provided a Subsidiary Guaranty to Administrative Agent, executed and delivered by a duly authorized officer of each of such respective Subsidiaries of Borrower;

                           (d) A Pledge Agreement, together with such collateral
schedules, stock powers (signed in blank) and other documents as Administrative Agent may reasonably require under Section 5.1 relating to all of the stock or other ownership interests of any Domestic Subsidiary or 65% of the stock or other ownership interests of any Foreign Subsidiary in existence on the date hereof not covered by any Pledge Agreement heretofore provided by Borrower to Administrative Agent, each executed by a duly authorized officer of the Borrower;

                           (e) The Subsidiary Pledge Agreements, together with
such collateral schedules, stock powers (signed in blank) and other documents as Administrative Agent may reasonably require under Section 5.2 relating to the stock or other ownership interests of any Subsidiary (100% of such stock or other ownership interests if a Domestic Subsidiary or 65% if a Foreign Subsidiary) of a Domestic Subsidiary of Borrower in existence on the date hereof not covered by any Subsidiary Pledge Agreement heretofore provided by Borrower to Administrative Agent, each executed by a duly authorized officer of the Borrower;

                           (f) A copy of resolutions of the Board of Directors
of Borrower, duly adopted, which authorize the execution, delivery and performance of this Agreement, the Notes, the

Pledge Agreement, and the other Transaction Documents to be executed by Borrower, certified by the Secretary of Borrower;

                           (g) A copy of resolutions of the Boards of Directors
of each of the Guarantors, each duly adopted, authorizing the execution and delivery of the Consent of Guarantors of each of the Subsidiaries described in
(b) above, and a copy of resolutions of the Boards of Directors of each of the other Subsidiaries described in (c) or (e) above, each duly adopted, authorizing the execution, delivery and performance by each such Subsidiary of its Subsidiary Guaranty, its Subsidiary Pledge Agreement and any other Transaction Documents to be executed by such Subsidiary, certified by the Secretary or Assistant Secretary of such Subsidiary;

                           (h) Copies of the Articles of Incorporation of each
of Borrower's Subsidiaries not previously provided to Administrative Agent, including any amendments thereto, certified by the Secretary of State of each of their respective states of incorporation;

                           (i) Copies of the Bylaws of each of Borrower's
Subsidiaries not previously provided to Administrative Agent, including amendments thereto, certified respectively by the corporate Secretary of Borrower and each such Subsidiary;

                           (j) Incumbency certificates, executed respectively by
the Secretaries or Assistant Secretaries of the Borrower and of each Subsidiary of the Borrower, which shall identify by name and title and bear the signatures of all of the officers of the Borrower or each such Subsidiary executing any of the Transaction Documents;

                           (k) A certificate of corporate good standing of
Borrower and each of its Subsidiaries issued by the Secretary of State of their respective states of incorporation;

                           (l) An opinion of counsel of Wright, Lindsey &
Jennings LLP, independent counsel to the Borrower and its Subsidiaries, in the form of Exhibit I attached hereto and incorporated herein by reference;

                           (m) Payment of the Upfront Fee required by Section
3.14 herein; and

                           (n) Such other agreements, documents, instruments and
certificates as Agents or Lenders may reasonably request.

                           (o) With respect to the initial Alternate Currency
Loan made to Robert Walters, the Alternate Currency Bank shall have received originals and/or copies, as applicable, of all filings required to be made establishing to the Alternate Currency Bank's satisfaction that the Alternate Currency Bank and each other Lender is entitled to receive payments under the Notes without deduction or withholding of any English taxes.

                  4.2 Subsequent Revolving Credit Loans and Letters of Credit. Notwithstanding any provision contained herein to the contrary, Lenders shall have no obligation to make any subsequent Revolving Credit Loan or Swing Loan hereunder, and Administrative Agent shall have no obligation to issue any subsequent Letter of Credit hereunder, unless:

                           (a) Administrative Agent and each of the Lenders
shall have received the current quarter-end financial statements and the quarter-end compliance certificate as required by Sections 7.1(a)(ii) and (iii);

                           (b) Administrative Agent shall have received a
complete application for such Revolving Credit Loan as required by Section 3.3(a) or a Letter of Credit Application for such Letter of Credit, as the case may be;

                           (c) Any Subsidiary created or acquired by Borrower in
connection with the Acceptable Acquisition shall have executed and delivered:

                           (i) A Subsidiary Guaranty (if such Subsidiary is a Domestic Subsidiary) executed and delivered by a duly authorized officer, member or partner of such new Domestic Subsidiary of Borrower;

                           (ii) A Subsidiary Pledge Agreement (if such
         Subsidiary is a Domestic Subsidiary which owns stock or other equity interests in any other Subsidiary) pledging all such stock or other equity interests in any Domestic Subsidiary and 65% of such stock or other equity interests in any Foreign Subsidiary, together with such financing statements, collateral schedules, stock powers (signed in blank) and other documents as Administrative Agent may reasonably require under Section 5.2, each executed by a duly authorized officer of such new Subsidiary;

                           (iii) A copy of resolutions of the Board of Directors or other governing body of such new Subsidiary, duly adopted, authorizing the execution, delivery and performance by such Subsidiary of its Subsidiary Guaranty (if any), its Subsidiary Pledge Agreement (if any) and any other Transaction Documents to be executed by such Subsidiary, certified by the Secretary or Assistant Secretary, general partner or other authorized manager of such Subsidiary;

                           (iv) A copy of the Articles of Incorporation of such new Subsidiary, certified by the Secretary of State of its state of incorporation;

                           (v) A copy of the Bylaws of such new Subsidiary, certified by the corporate Secretary of such Subsidiary;

                           (vi) An incumbency certificate, executed by the Secretary or Assistant Secretary, general partner or other authorized manager of such new Subsidiary, which shall identify by name and title and bear the signatures of all of the officers or other authorized managers or agents of such Subsidiary executing any of the Transaction Documents;

                           (vii) A certificate of corporate good standing of such Subsidiary, issued by the Secretary of State of its state of incorporation; and

                           (viii) An opinion of counsel of Wright, Lindsey & Jennings LLP, independent counsel to the Borrower and such Subsidiary in form and substance satisfactory to the Agents and the Lenders.

                           (d) Borrower shall have delivered to Administrative
Agent for the benefit of each of the Lenders, the original stock certificate of such newly created or acquired Subsidiary, together with such collateral schedules, stock powers, and other documents Administrative Agent may reasonably require;

                           (e) On the date of and immediately after such
Revolving Credit Loan, Swing Loan or Letter of Credit, no Default or Event of Default under this Agreement shall have occurred and be continuing;

                           (f) On the date of and immediately after such
Revolving Credit Loan, Swing Loan or Letter of Credit, no material adverse change in the business, financial position or results of operations of the Borrower or any of its Subsidiaries shall have occurred since the date of this Agreement and be continuing;

                           (g) All of the representations and warranties of the
Borrower contained in this Agreement, including any pertaining to the new Subsidiary created or acquired as a result of the Acceptable Acquisition, shall be true and correct on and as of the date of such Revolving Credit Loan, Swing Loan or Letter of Credit, as if made on the date of such Revolving Credit Loan, Swing Loan or Letter of Credit.

                  Each request for a Revolving Credit Loan, Swing Loan or Letter of Credit by the Borrower hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Revolving Credit Loan, Swing Loan or Letter of Credit as to the facts specified in clauses (e), (f) and (g) of this Section 4.2.

                             SECTION 5. COLLATERAL.

                  5.1 Pledge Agreement. In order to further secure the payment when due of the Borrower's Obligations, the Borrower has pledged to Administrative Agent for the benefit of each of the Lenders all of the issued and outstanding capital stock, partnership interest, membership interests and other equity interests of each present Domestic Subsidiary of the Borrower and 65% of the issued and outstanding capital stock, partnership interest, membership interests and other equity interests of each present Foreign Subsidiary of the Borrower, and if any such Subsidiary is created or acquired subsequent to the date hereof, on the date of any such acquisition or formation, Borrower shall pledge and deliver to Administrative Agent for the benefit of each of the Lenders all of the issued and outstanding stock, partnership interest, membership interests and other equity interests of any such future Domestic Subsidiary of the Borrower and 65% of the issued and outstanding stock, partnership interest, membership interests and other equity interests of any such future Foreign Subsidiary of the Borrower. Said pledge is more fully described and evidenced by that certain General Pledge and Security Agreement dated October 4, 1996 and executed by the Borrower in favor of Administrative Agent for the benefit of each of the Lenders and each of the other General Pledge and Security Agreements and Collateral Assignments heretofore or hereafter executed and delivered by Borrower to Administrative Agent for the benefit of each of the Lenders (as the same may from time to time be amended, modified, extended or renewed, collectively, the "Pledge Agreements"). The Borrower covenants and agrees to execute any and all collateral schedules, stock powers and such other documents as may from time to time be requested by Administrative Agent or any Lender in order to create, perfect and maintain the pledge created by the Pledge Agreements and to deliver all original stock or other certificates for any such present or future Subsidiaries evidencing the pledged portion of the capital stock or other equity interests thereof. Upon demand, the Borrower shall pay to Administrative Agent or to any other party designated by Administrative Agent, all filing fees or transfer fees incurred by Administrative Agent in the perfection and administration of the pledges contemplated hereby. Lenders shall have no obligation to make any Loan hereunder or to convert any Loan hereunder to a new interest rate basis unless and until the Borrower has fully satisfied these requirements.

                  5.2 Subsidiary Pledge Agreements. In order to further secure the payment when due of the Borrower's Obligations, the Borrower heretofore has caused and hereafter shall cause each of its Domestic Subsidiaries to pledge to Administrative Agent for the benefit of each of the Lenders all of the issued and outstanding capital stock, partnership interest, membership interests and other equity interests of each present Domestic Subsidiary and 65% of the issued and outstanding capital stock, partnership interest, membership interests and other equity interests of each present Foreign Subsidiary of such Domestic Subsidiary of Borrower, and if any such Subsidiary is created or acquired subsequent to the date hereof, on the date of any such acquisition or formation, Borrower shall cause each of its Domestic Subsidiaries to pledge and deliver to Administrative Agent for the benefit of each of the Lenders all of the issued and outstanding stock, partnership interest, membership interests and other equity interests of any such future Domestic Subsidiary and 65% of the issued and outstanding stock, partnership interest, membership interests and other equity interests of any such future Foreign Subsidiary. Each such pledge is or shall be evidenced by a General Pledge and Security Agreement or Collateral Assignment executed, respectively, by each such Domestic Subsidiary of the Borrower in favor of Administrative Agent for the benefit of each of the Lenders in form and substance acceptable to Administrative Agent (as the same may from time to time be amended, modified, extended or renewed, the "Subsidiary Pledge Agreements"). The Borrower covenants and agrees to cause each of its Domestic Subsidiaries to execute any and all collateral schedules, stock powers and such other documents as from time to time may be requested by Administrative Agent or any Lender in order to create, perfect and maintain the pledges created by the Subsidiary Pledge Agreements and to deliver all original stock or other certificates for any such present or future Subsidiaries evidencing the pledged portion of the capital stock or other equity interests thereof. Upon demand, the Borrower shall pay to Administrative Agent or to any other party designated by Administrative Agent, all filing fees or transfer fees incurred by Administrative Agent in the perfection and administration of the pledges contemplated hereby. Lenders shall have no obligation to make any Loan hereunder or to convert any Loan hereunder to a new interest rate basis unless and until the Borrower has fully satisfied these requirements.

                   SECTION 6. REPRESENTATIONS AND WARRANTIES.

                  Borrower represents and warrants to Agents and Lenders that:

                  6.1 Corporate Existence and Power. Borrower: (a) is duly incorporated, validly existing and in good standing under the laws of the State of Delaware; (b) has all requisite corporate powers and all governmental and regulatory licenses, authorizations, consents and approvals required to carry on its business as now conducted; and (c) is duly qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to so qualify would have a material adverse effect on its business, financial condition or operations.

                  6.2 Authorization. The execution, delivery and performance by the Borrower of this Agreement, the Notes, the Pledge Agreements and the other Transaction Documents are within the corporate powers of Borrower, and have been duly authorized by all necessary action of the board of directors of said corporation.

                  6.3 Binding Effect. This Agreement, the Notes, the Pledge Agreements and the other Transaction Documents have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights in general.

                  6.4 Financial Statements. The Borrower has furnished the Agents and the Lenders with the following financial statements, identified by the principal financial officer of the Borrower: (i) consolidated and consolidating balance sheets as of December 31, 1997 and corresponding statements of income, retained earnings and cash flows of Borrower and each of its Consolidated Subsidiaries for the fiscal year ending December 31, 1997, prepared in accordance with generally accepted accounting principles consistently applied and audited by Arthur Andersen LLP, Borrower's independent certified public accountants, and (ii) consolidated and consolidating balance sheets as of June 30, 1998 and corresponding statements of income, retained earnings and cash flows of Borrower and each of its Consolidated Subsidiaries for the fiscal quarter ending June 30, 1998, certified by the principal financial officer of the Borrower as being true and correct to the best of his knowledge and as being prepared in accordance with generally accepted accounting principles consistently applied. The Borrower further represents and warrants to each of the Agents and each of the Lenders that: (1) said balance sheets and their accompanying notes fairly present the condition of Borrower and its Consolidated Subsidiaries as of the dates thereof; (2) there has been no material adverse change in the condition or operation, financial or otherwise, of any of the Borrower or its Consolidated Subsidiaries since June 30, 1998; and
(3) neither the Borrower nor any of its Subsidiaries has any direct or contingent liabilities which are not disclosed on said financial statements which would have a material adverse effect on its business, financial condition or operations.

                  6.5 Litigation. Except as disclosed on Schedule 6.5 attached hereto, there is no action or proceeding pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary of the Borrower before any court, arbitrator or any governmental, regulatory or administrative body, agency or official which could result in any material adverse change in the condition or operation, financial or otherwise, of the Borrower or any Subsidiary of the Borrower, and neither the Borrower nor any Subsidiary of the Borrower is in default with respect to any order, writ, injunction, decision or decree of any court, arbitrator or any governmental, regulatory or administrative body, agency or official, a default under which could have a material adverse effect on the condition or operation, financial or otherwise, of the Borrower or any Subsidiary of the Borrower.

                  6.6 Pension and Welfare Plans. Each Pension Plan complies with all applicable statutes and governmental rules and regulations; no Reportable Event has occurred and is continuing with respect to any Pension Plan; neither the Borrower nor any ERISA Affiliate nor any Domestic Subsidiary of the Borrower has withdrawn from any Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 or 4205 of ERISA, respectively; no steps have been instituted by the Borrower, any ERISA Affiliate or any Domestic Subsidiary of the Borrower to terminate any Pension Plan; no condition exists or event or transaction has occurred in connection with any Pension Plan or Multiemployer Plan which could result in the incurrence by the Borrower, any ERISA Affiliate or any Domestic Subsidiary of the Borrower of any material liability, fine or penalty; and neither the Borrower nor any ERISA Affiliate nor any Domestic Subsidiary of the Borrower is a "contributing sponsor" as defined in Section 4001(a)(13) of ERISA of a "single-employer plan" as defined in Section 4001(a)(15) of ERISA which has two or more contributing sponsors at least two of whom are not under common control. Except as disclosed on Schedule 6.6 attached hereto, neither the Borrower nor any Domestic Subsidiary of the Borrower has any contingent liability with respect to any "employee welfare benefit plan", as such term is defined in Section 3(a) of ERISA, which covers retired employees and their beneficiaries.

                  6.7 Tax Returns and Payment. The Borrower and each Subsidiary of the Borrower has filed all federal, state and local income tax returns and all other tax returns which are required to be filed and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary of the Borrower, except for the filing of such returns, if any, in respect of which an extension of time for filing is in effect and except for such taxes, if any, as are being contested in good faith by appropriate proceedings being diligently conducted and as to which adequate reserves in accordance with generally accepted accounting principles consistently applied have been provided. The charges, accruals and reserves on the books of the Borrower and each Subsidiary of the Borrower in respect of any taxes or other governmental charges are, in the opinion of the Borrower, adequate.

                  6.8 Subsidiaries. The Borrower's Subsidiaries are as listed in
Schedule 6.8 attached hereto, which schedule sets forth each such Subsidiary's past and present names and their current principal places of business.

                  6.9 Compliance With Other Instruments; None Burdensome. Neither the Borrower nor any Subsidiary of the Borrower is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, Property or financial condition and which is not disclosed on the Borrower's financial statements heretofore submitted to the Agents and the Lenders; none of the execution and delivery by the Borrower of the Transaction Documents, the consummation of the transactions therein contemplated or the compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower, or any of the provisions of Borrower's Articles of Incorporation or Bylaws or any of the provisions of any indenture, agreement, document, instrument or undertaking to which the Borrower is a party or subject, or by which it or its Property is bound, or conflict with or constitute a default thereunder or result in the creation or imposition of any Lien pursuant to the terms of any such indenture, agreement, document, instrument or undertaking (other than in favor of Administrative Agent for the benefit of Lenders pursuant to the Transaction Documents). No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental, regulatory, administrative or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, the execution, delivery or performance of, or the legality, validity, binding effect or enforceability of, any of the Transaction Documents.

                  6.10 Other Loans and Guarantees. Except as disclosed on
Schedule 6.10 attached hereto, neither the Borrower nor any Subsidiary of the Borrower is a party to any loan transaction or Guarantee other than this Agreement and the Subsidiary Guaranties.

                  6.11 Title to Property. The Borrower, and each Subsidiary of the Borrower, is the sole and absolute owner of, or has the legal right to use and occupy, all Property it claims to own or which is necessary for the Borrower or such Subsidiary of the Borrower to conduct its business. Neither the Borrower nor any Subsidiary of the Borrower has signed any financing statements, security agreements or chattel mortgages with respect to any of its Property, has granted or permitted any Liens with respect to any of its Property or has any knowledge of any Liens with respect to any of its Property, except in favor of Administrative Agent for the benefit of Lenders or as otherwise disclosed on
Schedule 6.11 attached hereto.

                  6.12 Multi-Employer Pension Plan Amendments Act of 1980. Neither the Borrower nor any Domestic Subsidiary of the Borrower is a party to any Multiemployer Plan.

                  6.13 Patents, Licenses, Trademarks, Etc. The Borrower, and each Subsidiary of the Borrower, possesses all necessary patents, licenses, trademarks, trademark rights, trade names, trade name rights and copyrights to conduct its business without conflict with any patent, license, trademark, trade name or copyright of any other Person.

                  6.14 Environmental and Safety and Health Matters. Except as disclosed on Schedule 6.14 attached hereto: (i) the operations of the Borrower and each Subsidiary of the Borrower comply with (A) all applicable Environmental Laws and (B) all applicable Occupational Safety and Health Laws; (ii) none of the operations of the Borrower or any Subsidiary of the Borrower is subject to any judicial, governmental, regulatory or administrative proceeding alleging the violation of any Environmental Law or Occupational Safety and Health Law; (iii) none of the operations of the Borrower or any Subsidiary of the Borrower is the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to (A) any spillage, disposal or release into the environment of any Hazardous Material or any other hazardous, toxic or dangerous waste, substance or constituent or other substance, or (B) any unsafe or unhealthful condition at any premises of the Borrower or such Subsidiary of the Borrower; (iv) neither the Borrower nor any Subsidiary of the Borrower has filed any notice under any Environmental Law or Occupational Safety and Health Law indicating or reporting (A) any past or present spillage, disposal or release into the environment of, or treatment, storage or disposal of, any Hazardous Material or any other hazardous, toxic or dangerous waste, substance or constituent or other substance or (B) any unsafe or unhealthful condition at any premises of the Borrower or such Subsidiary of the Borrower; and (v) neither the Borrower nor any Subsidiary of the Borrower has any known contingent liability in connection with (A) any spillage, disposal or release into the environment of, or otherwise with respect to, any Hazardous Material or any other hazardous, toxic or dangerous waste, substance or constituent or other substance or (B) any unsafe or unhealthful condition at any premises of the Borrower or such Subsidiary of the Borrower.

                  6.15 Other Corporate or Fictitious Names. The Borrower has not, during the preceding five (5) years, been known by or used any corporate or fictitious name other than "StaffMark, Inc." or "One Source Staffing, Inc.," and no Subsidiary of Borrower has used any such other corporate or fictitious name during the preceding five (5) years other than those listed in Schedule 6.15 attached hereto.

                  6.16 Year 2000 Compliance. Borrower and each of its Subsidiaries has (a) undertaken a detailed inventory, review and assessment of all areas within its business and operations that could be adversely affected by the failure of Borrower or such Subsidiary, as the case may be, to be Year

2000 Compliant on or before January 1, 2000, (b) developed a detailed plan and timeline for becoming Year 2000 Compliant on or before January 1, 2000 and (c) to date, implemented such plan in accordance with such timetable in all material respects. Borrower reasonably anticipates that it and each of its Subsidiaries will be Year 2000 Compliant on or before January 1, 2000, except to the extent such noncompliance could not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary of the Borrower is aware that any of its key suppliers, vendors or customers will not be Year 2000 Compliant on or before January 1, 2000, except to the extent such noncompliance could not reasonably be expected to have a material adverse effect on the Properties, assets, liabilities, business, operations, prospects, income or condition (financial or otherwise) of such Person. For purposes of this Section 6.16, "key suppliers, vendors and customers" refers to those suppliers, vendors and customers of Borrower or of any such Subsidiary, as the case may be, whose business failure could reasonably be expected to have a material adverse effect on the Borrower, its Subsidiaries or their Properties, assets, liabilities, business, operations, prospects, income or condition (financial or otherwise).

                  6.17 Representations and Warranties of Robert Walters. Robert Walters represents and warrants to the Lenders that:

                           (a) Corporate Existence and Standing. Robert Walters
is a limited liability company duly incorporated and validly existing under the laws of England and Wales and has all requisite authority to conduct its business as it is now being conducted except where the failure to have such requisite authority would not have a material adverse effect on Robert Walters.

                           (b) Authorization and Validity. Robert Walters has
the corporate power and authority and legal right to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by Robert Walters of the Transaction Documents to which it is a party and the performance by it of its obligations thereunder have been duly authorized by proper corporate proceedings, and such Transaction Documents constitute legal, valid and binding obligations of Robert Walters enforceable against Robert Walters in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general equitable principles.

                           (c) No Conflict; Government Consent. Neither the
execution and delivery by Robert Walters of the Transaction Documents to which it is a party, nor the consummation by it of the transactions therein contemplated to be consummated by it, nor compliance by Robert Walters with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Robert Walters or any of its Subsidiaries or Robert Walters' or any of its Subsidiaries' memoranda or articles of association or the provisions of any indenture, instrument or agreement to which Robert Walters or any of its Subsidiaries is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any lien in, of or on the property of Robert Walters or any of its Subsidiaries pursuant to the terms of any such indenture, instrument or agreement in any such case which violation, conflict, default, creation or imposition could reasonably be expected to have a material adverse effect on Robert Walters. Except as referred to in Section 6.17(d) below, no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental agency is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Transaction Documents.

                           (d) Filing. To ensure the enforceability or
admissibility in evidence of this Agreement and the Notes of Robert Walters in England and Wales, it is not necessary that this Agreement or the Notes of Robert Walters or any other document be filed or recorded with any court or other authority in England and Wales (other than the filing of any Pledge Agreement or Subsidiary Pledge Agreement relating to Robert Walters or any other English Subsidiary with the Registrar of Companies for England and Wales pursuant to Section 395 of the Companies Act 1985) or that any stamp or similar tax be paid to or in respect of this Agreement or the Notes of Robert Walters. The qualification by any Lender or the Administrative Agent for admission to do business under the laws of England and Wales does not constitute a condition to, and the failure to so qualify does not affect, the exercise by any Lender or the Administrative Agent of any right, privilege, or remedy afforded to any Lender or the Administrative Agent in connection with the Transaction Documents to which Robert Walters is a party or the enforcement of any such right, privilege, or remedy against Robert Walters. The performance by any Lender or the Administrative Agent of any action required or permitted under the Transaction Documents will not (i) violate any law or regulation of England and Wales or any political subdivision thereof, (ii) result in any tax or other monetary liability to such party pursuant to the laws of England and Wales or political subdivision or taxing authority thereof (provided that, should any such action result in any such tax or other monetary liability to the Lender or the Administrative Agent, the Borrower hereby agrees to indemnify such Lender or the Administrative Agent, as the case may be, against (x) any such tax or other monetary liability and (y) any increase in any tax or other monetary liability which results from such action by such Lender or the Administrative Agent and, to the extent the Borrower makes such indemnification, the incurrence of such liability by the Administrative Agent or any Lender will not constitute a Default) or (iii) violate any rule or regulation of any federation or organization or similar entity of which England and Wales are members.

                           (e) No Immunity. Neither Robert Walters nor any of
its assets is entitled to immunity from suit, execution, attachment or other legal process. Robert Walters' execution and delivery of the Transaction Documents to which it is a party constitute, and the exercise of its rights and performance of and compliance with its obligations under such Transaction Documents will constitute, private and commercial acts done and performed for private and commercial purposes.

                  6.18 Representations and Warranties of Tristar. Tristar represents and warrants to the Lenders that:

                           (a) Corporate Existence and Standing. Tristar is a
limited liability company duly incorporated and validly existing under the laws of Australia and has all requisite authority to conduct its business as it is now being conducted except where the failure to have such requisite authority would not have a material adverse effect on Tristar.

                           (b) Authorization and Validity. Tristar has the
corporate power and authority and legal right to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by Tristar of the Transaction Documents to which it is a party and the performance by it of its obligations thereunder have been duly authorized by proper corporate proceedings, and such Transaction Documents constitute legal, valid and binding obligations of Tristar enforceable against Tristar in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general equitable principles.

                           (c) No Conflict; Government Consent. Neither the
execution and delivery by Tristar of the Transaction Documents to which it is a party, nor the consummation by it of the transactions therein contemplated to be consummated by it, nor compliance by Tristar with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Tristar or any of its Subsidiaries or Tristar's or any of its Subsidiaries' memoranda or articles of association or the provisions of any indenture, instrument or agreement to which Tristar or any of its Subsidiaries is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any lien in, of or on the property of Tristar or any of its Subsidiaries pursuant to the terms of any such indenture, instrument or agreement in any such case which violation, conflict, default, creation or imposition could reasonably be expected to have a material adverse effect on Tristar. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental agency is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Transaction Documents.

                           (d) Filing. To ensure the enforceability or
admissibility in evidence of this Agreement and the Notes of Tristar in Australia, it is not necessary that this Agreement or the Notes of Tristar or any other document be filed or recorded with any court or other authority in Australia or that any stamp or similar tax be paid to or in respect of this Agreement or the Notes of Tristar. The qualification by any Lender or the Administrative Agent for admission to do business under the laws of Australia does not constitute a condition to, and the failure to so qualify does not affect, the exercise by any Lender or the Administrative Agent of any right, privilege, or remedy afforded to any Lender or the Administrative Agent in connection with the Transaction Documents to which Tristar is a party or the enforcement of any such right, privilege, or remedy against Tristar. The performance by any Lender or the Administrative Agent of any action required or permitted under the Transaction Documents will not (i) violate any law or regulation of Australia or any political subdivision thereof, (ii) result in any tax or other monetary liability to such party pursuant to the laws of Australia or political subdivision or taxing authority thereof (provided that, should any such action result in any such tax or other monetary liability to the Lender or the Administrative Agent, the Borrower hereby agrees to indemnify such Lender or the Administrative Agent, as the case may be, against (x) any such tax or other monetary liability and (y) any increase in any tax or other monetary liability which results from such action by such Lender or the Administrative Agent and, to the extent the Borrower makes such indemnification, the incurrence of such liability by the Administrative Agent or any Lender will not constitute a Default) or (iii) violate any rule or regulation of any federation or organization or similar entity of which Australia is a member.

                           (e) No Immunity. Neither Tristar, nor any of its
assets is entitled to immunity from suit, execution, attachment or other legal process. Tristar's execution and delivery of the Transaction Documents to which it is a party, constitute, and the exercise of its rights and performance of and compliance with its obligations under such Transaction Documents will constitute, private and commercial acts done and performed for private and commercial purposes.

                              SECTION 7. COVENANTS.

                  7.1 Affirmative Covenants of the Borrower. The Borrower covenants and agrees that, so long as Lenders have any obligation to make any Loan hereunder or any of the Borrower's Obligations remain unpaid or any Letter of Credit remains outstanding:

                           (a) Information. The Borrower will deliver to
Administrative Agent and each of the Lenders:

                           (i) As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of Borrower, the consolidated and consolidating balance sheets of Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated and consolidating statements of income, retained earnings and cash flows for such fiscal year, setting forth in each case, in comparative form, the figures for the previous fiscal year, all such financial statements to be prepared in accordance with generally accepted accounting principles consistently applied and audited by independent certified public accountants selected by the Borrower and acceptable to the Agents, together with (1) the unqualified opinion of such accountants (except with respect to consistency qualifications arising from new accounting principles), and
         (2) a letter from such accountants authorizing the Agents and Lenders to receive and rely on such audited financial statements of Borrower as if in privity of contract with such accountants or such other agreement of normal acceptance in the accounting profession as may be used in the future to permit lenders to rely on financial statements of a borrower in making credit decisions;

                           (ii) As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter, consolidated and consolidating balance sheets of Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated and consolidating statements of income for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form, the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year and the figures for such quarter and such portion of Borrower's current fiscal year from Borrower's budget for such year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the principal financial officer of Borrower;

                           (iii) Simultaneously with the delivery of each set of quarter end and fiscal year end financial statements referred to in clauses (i) and (ii) above, a certificate of the principal financial officer of Borrower in the form attached hereto as Exhibit C and incorporated herein by reference;

                           (iv) Promptly upon receipt thereof, any reports submitted to the Borrower or any Consolidated Subsidiary of the Borrower (other than reports previously delivered pursuant to Sections 7.1(a)(i) and (ii) above) by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower or any Consolidated Subsidiary of the Borrower;

                           (v) Promptly upon any filing thereof, and in any event within ten (10) days after the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on form S-8 or its equivalent) and annual, quarterly or monthly reports which Borrower shall file with the Securities and Exchange Commission;

                           (vi) Promptly upon the mailing thereof to the shareholders of Borrower generally, and in any event within ten (10) days after such mailing, copies of all financial statements, reports, proxy statements and other material and information so mailed;

                           (vii) Within ninety (90) days of the beginning of each fiscal year of the Borrower, the Borrower's annual budget and quarterly projections for such fiscal year;

                           (viii) Not less than ten (10) Business Days, if Lenders' consent is required, or three (3) Business Days if Lenders' consent is not required, under clause (c) of the definition of Acceptable Acquisition in Section 2 of this Agreement, prior to the closing of any Acceptable Acquisition, the following documents and information with respect to such Acceptable Acquisition: (A) a copy of the letter of intent signed by all parties or if no letter of intent has been signed, a detailed summary of the terms and conditions upon which the Acquisition is being negotiated, including Borrower's rationale for pursuing the Acquisition, (B) historical financial statements of the target company and any other documents reasonably requested by any Lender received by Borrower in performing its due diligence; (C) a copy of the financial models run or projections made of the Borrower that include the target company; and (D) such other information and documents reasonably requested by any Lender with respect to such Acceptable Acquisition.

                           (ix) Within forty-five (45) days after the end of each fiscal quarter, a schedule of all Deferred Payment Obligations of Borrower and its Consolidated Subsidiaries which remain outstanding as of the end of such quarter, certified by the principal financial officer of Borrower; and

                           (x) With reasonable promptness, such further information regarding the business, affairs and/or financial condition of Borrower or any Subsidiary of Borrower as any of the Agents or any of the Lenders may from time to time reasonably request.

                  Each of the Agents and each of the Lenders are hereby authorized to deliver a copy of any financial statement or other information made available by the Borrower to any proposed assignee or participant in any portion of any Lender's Loans and Revolving Credit Commitment hereunder and to any regulatory authority having jurisdiction over any such Agent or any such Lender, pursuant to any request therefor.

                           (b) Payment of Indebtedness. The Borrower and each
Subsidiary of the Borrower will (i) pay any and all Indebtedness payable or Guaranteed by the Borrower or such Subsidiary of the Borrower, as the case may be, and any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in accordance with the agreement, document or instrument relating to such Indebtedness or Guarantee and (ii) faithfully perform, observe and discharge all covenants, conditions and obligations which are imposed upon the Borrower or such Subsidiary of the Borrower, as the case may be, by any and all agreements, documents and instruments evidencing, securing or otherwise relating to such Indebtedness or Guarantee.

                           (c) Consultations and Inspections. The Borrower will
permit, and will cause each Subsidiary of the Borrower to permit, Agents and Lenders (and any Person appointed by any of the Agents or any of the Lenders to whom the Borrower does not reasonably object) to discuss the affairs, finances and accounts of the Borrower and each Subsidiary of the Borrower with the officers of the Borrower and each Subsidiary of the Borrower, all at such reasonable times and as often as any of the Agents or any of the Lenders may reasonably request. The Borrower will also permit, and will cause each Subsidiary of the Borrower to permit, inspection of its Properties, books and records and the Collateral by Agents and Lenders, upon reasonable advance notice, during normal business hours or at other reasonable times. Prior to the occurrence of an Event of Default, Borrower shall pay all reasonable costs and expenses incurred by Agents and the Lenders for one such inspection in each fiscal year (not to exceed $15,000.00 in any fiscal year for inspections conducted prior to an Event of Default), provided, that after the occurrence of an Event of Default, Borrower shall pay all reasonable costs and expenses incurred by any such Agent or any such Lender in connection with any such inspections.

                           (d) Payment of Taxes; Corporate Existence;
Maintenance of Properties; Maintenance of Collateral; Insurance. The Borrower and each Subsidiary of the Borrower will:

                           (i) Duly file all federal, state and local income tax returns and all other tax returns and reports of the Borrower and each Subsidiary of the Borrower which are required to be filed and duly pay and discharge promptly all taxes, assessments and other governmental charges imposed upon it or any of its income, Property or assets; provided, however, that neither the Borrower nor any Subsidiary of the Borrower shall be required to pay any such tax, assessment or other governmental charge the payment of which is being contested in good faith and by appropriate proceedings diligently conducted and for which adequate reserves in form and amount satisfactory to Administrative Agent in its reasonable discretion have been provided, except that the Borrower and each Subsidiary of the Borrower shall pay or cause to be paid all such taxes, assessments and governmental charges forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond in a manner satisfactory to Administrative Agent;

                           (ii) Do all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchise and to be duly qualified to do business in all jurisdictions where the nature of its business requires such qualification;

                           (iii) Maintain and keep its Properties as a whole in good repair, working order and condition; provided, however, that nothing in this subsection (iii) shall prevent any abandonment of any Property which is not disadvantageous in any material respect to Lenders and which, in the good faith opinion of the management of the Borrower, is in the best interests of the Borrower or such Subsidiary of the Borrower, as the case may be;

                           (iv) Insure with financially sound and reputable insurers acceptable to Lenders, all Property of the Borrower and each Subsidiary of the Borrower of the character usually insured by corporations engaged in the same or similar businesses similarly situated, against loss or damage of the kind customarily insured against by such corporations or partnerships, unless higher limits or coverage are reasonably required in writing by Administrative Agent, and carry adequate liability insurance and other insurance of a kind and in an amount generally carried by corporations engaged in the same or similar businesses similarly situated, unless higher limits or coverage are reasonably required in writing by Administrative Agent, and in each case naming Administrative Agent as loss payee, as mortgagee or as an additional insured, as appropriate, in such policies for the benefit of each of the Lenders. All such insurance may be subject to reasonable deductible amounts. Promptly upon any Lender's request therefor, the Borrower shall provide such Lender with evidence that the Borrower maintains, and that each Subsidiary of the Borrower maintains, the insurance required under this Section 7.1(d)(iv), and evidence of the payment of all premiums therefor.

                           (e) Accountants. The Borrower shall give Agents and
each of the Lenders prompt notice of any change of the Borrower's independent certified public accountants and a statement of the reasons for such change. The Borrower shall at all times utilize independent certified public accountants reasonably acceptable to Agents and Lenders.

                           (f) ERISA Compliance. If the Borrower or any Domestic
Subsidiary of the Borrower shall have any Pension Plan, the Borrower and such Domestic Subsidiary or Domestic Subsidiaries of the Borrower shall comply with all requirements of ERISA relating to such plan. Without limiting the generality of the foregoing, neither the Borrower nor any Domestic Subsidiary of the Borrower shall:

                           (i) permit any Pension Plan maintained by it to engage in any nonexempt "prohibited transaction," as such term is defined in Section 4975 of the Code;

                           (ii) permit any Pension Plan maintained by it to incur any "accumulated funding deficiency", as such term is defined in
         Section 302 of ERISA, 29 U.S.C. Section 1082, whether or not waived;

                           (iii) terminate any such Pension Plan in a manner which could result in the imposition of a Lien on any Property of the Borrower or any Subsidiary of the Borrower pursuant to Section 4068 of ERISA, 29 U.S.C. Section 1368; or

                           (iv) take any action which would constitute a complete or partial withdrawal from a Multiemployer Plan within the meaning of Sections 4203 and 4205 of Title IV of ERISA.

                  Notwithstanding any provision contained in this Section 7.1(f) to the contrary, an act by the Borrower or any Domestic Subsidiary of the Borrower shall not be deemed to constitute a violation of subparagraphs (i) through (iv) hereof unless Administrative Agent determines in good faith that said action, individually or cumulatively with other acts of the Borrower and the Domestic Subsidiaries of the Borrower, does have or is likely to cause a significant adverse financial effect upon the Borrower or any such Domestic Subsidiary of the Borrower.

                  Borrower shall have the affirmative obligation hereunder to report to Administrative Agent any of those acts identified in subparagraphs (i) through (iv) hereof, regardless of whether said act does or is likely to cause a significant adverse financial effect upon the Borrower or any Domestic Subsidiary of the Borrower, and failure by the Borrower to report such act promptly upon the Borrower's becoming aware of the existence thereof shall constitute an Event of Default hereunder.

                           (g) Maintenance of Books and Records. The Borrower
and each Subsidiary of the Borrower will maintain its books and records in accordance with generally accepted accounting principles consistently applied and in which true, correct and complete entries will be made of all of its dealings and transactions.

                           (h) Further Assurances. The Borrower will execute,
and will cause each Subsidiary to execute, any and all further agreements, documents and instruments, and take any and all further actions which may be required under applicable law, or which any Agent or any of the Lenders may from time to time reasonably request, in order to effectuate the transactions contemplated by this Agreement, the Notes, the Pledge Agreements, the Letter of Credit Applications and the other Transaction Documents.

                           (i) Financial Covenants. The Borrower will:

                           (i) Fixed Charges Coverage Ratio. Maintain on a consolidated basis as of each fiscal quarter-end during the Term hereof a ratio of Consolidated Proforma Operating Cash Flow to Consolidated Fixed Charges determined for the 12-month period ending as of each such fiscal quarter-end of not less than (a) 1.25 to 1.0 for each fiscal quarter ending on or before June 30, 2000, and (b) 1.50 to 1.0 for each fiscal quarter-end thereafter during the Term hereof.

                           (ii) Consolidated Adjusted Total Funded Debt to Consolidated Proforma EBITDA Cash Flow. Maintain on a consolidated basis at each fiscal quarter-end during the Term hereof, a ratio of Consolidated Adjusted Total Funded Debt to Consolidated Proforma EBITDA Cash Flow (determined for the twelve-month period ending on the date of any such calculation) of not more than: (a) 4.00 to 1.0 for each quarter-end occurring on or before June 30, 2000, and (b) 3.50 to 1.0 for quarters ending after June 30, 2000 through the remainder of the Term hereof.

                           (iii) Consolidated Shareholders' Equity. Maintain on a consolidated basis determined as of each fiscal quarter-end during the Term hereof, Consolidated Shareholders' Equity of at least the sum of (x) $185,000,000.00, plus (y) fifty percent (50%) of the after tax net income for each fiscal quarter of Borrower in which net income is earned (but zero percent (0%) of any after tax net loss for any fiscal quarter of Borrower in which a net loss is incurred) as shown on Borrower's financial statements delivered pursuant to Section 7.1(a)(i) and (ii), commencing with the addition of any net income for the fiscal quarter ending March 31, 1998, with such required increases to be cumulative for each fiscal quarter thereafter during the Term hereof, plus (z) one hundred percent (100%) of the net proceeds received by Borrower or any of its consolidated Subsidiaries from capital stock issued by Borrower or such Subsidiary subsequent to December 31, 1997, including without limitation, the value received in exchange for capital stock in an Acceptable Acquisition accounted for using the purchase method of accounting and the book value of equity received in exchange for capital stock in an Acceptable Acquisition accounted for using the pooling of interest method of accounting.

                           (iv) Deliver a certificate of the principal financial officer of the Borrower containing the financial ratio calculations required in clauses (i), (ii) and (iii) above simultaneously with the financial statements referred to in Sections 7.1(a)(i) and (ii).

                           (j) Compliance with Law. The Borrower will, and will
cause each Subsidiary of the Borrower to, comply with any and all laws, ordinances and governmental and regulatory rules and regulations to which it is subject and obtain any and all licenses, permits, franchises and other governmental and regulatory authorizations necessary to the ownership of its Properties or to the conduct of its business, which violation or failure to obtain might materially adversely affect the condition or operation, financial or otherwise, of the Borrower or any Subsidiary of the Borrower.

                           (k) Notices. The Borrower will notify Administrative
Agent and the Lenders in writing of any of the following immediately upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken by the Person(s) affected with respect thereto:

                           (i) Default. The occurrence of any Default or Event of Default under this Agreement or any default or event of default by the Borrower, any other Obligor or any Subsidiary of the Borrower under any note, indenture, loan agreement, mortgage, deed of trust, security agreement, lease or other similar agreement, document or instrument to which the Borrower, any other Obligor or any Subsidiary of the Borrower, as the case may be, is a party or by which it is bound or to which it is subject;

                           (ii) Litigation. The institution of any litigation, arbitration proceeding or governmental or regulatory proceeding affecting the Borrower, any other Obligor, any Subsidiary of the Borrower, any Collateral or any Third Party Collateral, whether or not considered to be covered by insurance, provided that if such action is an action for money damages, that the damages sought are in excess of $1,000,000.00 or if more than one such action has been instituted, in excess of $5,000,000.00 in the aggregate;

                           (iii) Judgment. The entry of any judgment or decree against the Borrower, any other Obligor or any Subsidiary of the Borrower in excess of $1,000,000.00 or if more than one such judgment or decree has been entered, in excess of $5,000,000.00 in the aggregate;

                           (iv) Pension Plans. The occurrence of a Reportable Event with respect to any Pension Plan; the filing of a notice of intent to terminate a Pension Plan by the Borrower, any ERISA Affiliate or any Subsidiary of the Borrower; the institution of proceedings to terminate a Pension Plan by the PBGC or any other Person; the withdrawal in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205, respectively, of ERISA by the Borrower, any ERISA Affiliate or any Subsidiary of the Borrower from any Multiemployer Plan; or the incurrence of any material increase in the contingent liability of the Borrower or any Subsidiary of the

         Borrower with respect to any "employee welfare benefit plan" as defined in Section 3(1) of ERISA which covers retired employees and their beneficiaries;

                           (v) Change of Name. Any change in the name of the Borrower, any other Obligor or any Subsidiary of the Borrower;

                           (vi) Environmental Matters. Receipt of any notice that the operations of the Borrower, any other Obligor or any Subsidiary of the Borrower are not in full compliance with any of the requirements of any applicable Environmental Law or Occupational Safety and Health Law; receipt of notice that the Borrower, any other Obligor or any Subsidiary of the Borrower is subject to any federal, state or local investigation evaluating whether any remedial action is needed to respond to the release of any Hazardous Materials or any other hazardous or toxic waste, substance or constituent or other substance into the environment; or receipt of notice that any of the Properties or assets of the Borrower, any other Obligor or any Subsidiary of the Borrower are subject to an Environmental Lien. For purposes of this
         Section 7.1(k)(vi), "Environmental Lien" shall mean a Lien in favor of any governmental or regulatory agency, entity, authority or official for (1) any liability under Environmental Laws or (2) damages arising from or costs incurred by any such governmental or regulatory agency, entity, authority or official in response to a release of any Hazardous Materials or any other hazardous or toxic waste, substance or constituent or other substance into the environment;

                           (vii) Material Adverse Change. The occurrence of any material adverse change in the business, operations or condition, financial or otherwise, of the Borrower, any other Obligor or any Subsidiary of the Borrower;

                           (viii) Change in Management or Line(s) of Business. Any material change in the directors and executive officers of the Borrower or any Subsidiary of the Borrower as listed in Schedule 7.1(k)(viii) attached hereto, or any change in the Borrower's or any Subsidiary of the Borrower's line(s) of business; and

                           (ix) Other Notices. Any notices required to be provided pursuant to other provisions of this Agreement and notice of the occurrence of such other events as Administrative Agent may from time to time reasonably specify.

                           (l) Year 2000 Compliance. Borrower will, and it will
cause each of its Subsidiaries to, take any and all actions necessary to assure that Borrower and each of its Subsidiaries will be Year 2000 Compliant as soon as reasonably practical, except to the extent such noncompliance could not reasonably be expected to have a material adverse effect on Borrower, its Subsidiaries or their Properties, assets, liabilities, business, operations, prospects, income or condition (financial or otherwise). Borrower and each of its Subsidiaries will be Year 2000 Compliant by January 1, 2000, except to the extent such noncompliance could not reasonably be expected to have a material adverse effect on Borrower, its Subsidiaries or their Properties, assets, liabilities, business, operations, prospects, income or condition (financial or otherwise). At the request of Administrative Agent, Borrower will from time to time provide Agents and the Lenders with written reports in form and detail reasonably satisfactory to Agents and the Lenders on the status of the efforts of Borrower and its Subsidiaries to be Year 2000 Compliant.

                  7.2 Negative Covenants of the Borrower. The Borrower covenants and agrees that, so long as Lenders have any obligation to make any Loan hereunder or any of the Borrower's Obligations remain unpaid or any Letter of Credit remains outstanding, unless the prior written consent of the Required Lenders is obtained:

                           (a) Limitation on Indebtedness. Neither the Borrower
nor any Subsidiary of the Borrower will incur or be obligated on any Indebtedness, either directly or indirectly, by way of Guarantee, suretyship or otherwise, other than:

                           (i)  Indebtedness evidenced by the Notes;

                           (ii) Unsecured trade accounts payable and normal accruals incurred in the ordinary course of business which are not yet due and payable;

                           (iii) Indebtedness incurred in the ordinary course of business in connection with the acquisition of Property by Borrower (excluding Indebtedness assumed on any capital assets acquired pursuant to an Acceptable Acquisition) which shall not exceed at any one time Ten Million Dollars ($10,000,000.00), provided that any such Indebtedness shall not exceed the value of the Property so acquired;

                           (iv) The following categories of Indebtedness, all of which, in the aggregate, together with the payments permitted by
         Section 7.2(l) (Operating Leases) shall not exceed at any one time Twenty-Five Million Dollars ($25,000,000.00):

                                    (A) Indebtedness incurred in the ordinary
                  course of business in connection with the sale by Borrower of unsecured corporate notes, bonds or other unsecured commercial paper in any public or private offering; and

                                    (B) Other unsecured Indebtedness assumed by
                  Borrower or a Subsidiary in connection with an Acceptable Acquisition or any other unsecured Indebtedness incurred in the ordinary course of business.

                           (v) Subordinated Debt (y) incurred in connection with one or more Acceptable Acquisitions not to exceed in the aggregate $20,000,000.00 and (z) incurred other than in connection with an Acceptable Acquisition not to exceed in the aggregate $150,000,000.00 less any Subordinated Debt incurred in connection with an Acceptable Acquisition, provided that all such Subordinated Debt is unsecured, and the holder of such Subordinated Debt has executed a Subordination and Standby Agreement in favor of Agents and the Lenders substantially in the form of Exhibit H attached hereto, which Subordination and Standby Agreement shall, among other things: (A) (1) if such Subordinated Debt was incurred in connection with an Acceptable

         Acquisition, notwithstanding any terms of the subordinated debt to the contrary, allow for permitted payments of accrued interest and scheduled principal (but no prepayments or accelerated payments) on such Subordinated Debt prior to notice from Administrative Agent of the occurrence of an Event of Default on a schedule no faster than a one year, straight line amortization of principal of the Subordinated Debt or (2) if such Subordinated Debt was incurred other than in connection with an Acceptable Acquisition, notwithstanding any terms of the subordinated debt to the contrary, allow for permitted payments of accrued interest only (and no principal payments, prepayments or accelerated payments) on such Subordinated Debt prior to notice from Administrative Agent of the occurrence of an Event of Default, and (B) after notice from Administrative Agent of the occurrence of an Event of Default, terminate all payments of principal and interest on the Subordinated Debt until Borrower's Obligations are paid in full and shall otherwise prohibit the holder of such Subordinated Debt from taking any action to enforce the Subordinated Debt obligations against Borrower or any other Obligor for a one year period following such notice.

                           (b) Limitations on Liens. The Borrower will not
create, incur, assume or suffer to exist, and will not cause or permit any Subsidiary of the Borrower to create, incur, assume or suffer to exist, any Lien on any of its Property, assets or revenues other than:

                           (i) Liens presently in existence which are described on Schedule 6.11 attached hereto;

                           (ii) Pledges or deposits in connection with or to secure workmen's compensation, unemployment insurance, pension or other employee benefits;

                           (iii) Purchase money Liens incurred to secure Indebtedness permitted under Section 7.2(a)(iii), provided that such Lien shall attach only to the Property acquired in connection with such Indebtedness;

                           (iv) Any Lien renewing, extending or refunding any Lien permitted hereunder, provided that the principal amount of Indebtedness secured by such Lien is not increased and such Lien is not extended to cover any other Property or assets of the Borrower or any Subsidiary of the Borrower;

                           (v) Subject to Section 7.1(d)(i), Liens for taxes, assessments or governmental charges or levies on the income, Property or assets of the Borrower or any Subsidiary of the Borrower if the same are not yet due and payable or are being contested in good faith and by appropriate proceedings diligently conducted and for which adequate reserves in form and amount satisfactory to Agents and the Lenders are provided; and

                           (vi) Statutory liens for amounts not yet due and payable or which are being contested in good faith and by appropriate proceedings diligently conducted and for which adequate reserves in form and amount satisfactory to Agents and the Lenders are provided.

                           (c) Sale of Property. Neither the Borrower nor any
Subsidiary of the Borrower will sell, lease, transfer or otherwise dispose of any Property or assets of the Borrower or such Subsidiary of the Borrower, as the case may be, except in the ordinary course of business or to a wholly-owned Subsidiary of Borrower which has executed a Pledge Agreement.

                           (d) Mergers and Consolidations. Neither the Borrower
nor any Subsidiary of the Borrower will merge or consolidate with any other Person or sell, transfer or convey all or a substantial part of its Property or assets to any Person, except for Acquisitions permitted under Section 7.2(e) or mergers or consolidations with Borrower or another wholly-owned Subsidiary of Borrower which has executed a Pledge Agreement, provided that the Borrower (in the case of any merger or consolidation with the Borrower) or such wholly-owned Subsidiary of Borrower which has executed a Pledge Agreement (in any other such case) shall be the surviving entity of any such merger or consolidation.

                           (e) Acquisitions; Subsidiaries. The Borrower will
not, and will not cause or permit any Subsidiary to, make or suffer to exist any Acquisition of any Person, except Acceptable Acquisitions; provided that if the target of any such Acceptable Acquisition is a Person organized under the laws of the United States or under the laws of any State or Territory in the United States or (if an asset acquisition) the principal assets of such target business are located within the United States or any of its Territories, then any new Subsidiary created or acquired in such Acceptable Acquisition shall remain or be created as a Domestic Subsidiary. If at any time after the date hereof Borrower shall create any new Subsidiary, whether in connection with an Acceptable Acquisition or otherwise, Borrower shall give Lenders fifteen (15) Business Days' prior written notice thereof, and Borrower shall (x) if such Subsidiary is a Domestic Subsidiary, cause such Subsidiary to execute and deliver to Administrative Agent for the benefit of each of the Lenders a Subsidiary Guaranty of all of Borrower's Obligations, (y) if such Subsidiary is a Domestic Subsidiary, cause such Subsidiary to pledge all of the issued and outstanding stock or other equity interests owned by such Subsidiary in any Domestic Subsidiary and 65% of the issued and outstanding stock or other equity interests owned by such Subsidiary in any Foreign Subsidiary to Administrative Agent for the benefit of each of the Lenders pursuant to a Subsidiary Pledge Agreement, and deliver to Administrative Agent collateral schedules, stock powers and other pledge documents in form and substance satisfactory to Administrative Agent and the Required Lenders, and (z) pledge all, if such Subsidiary is a Domestic Subsidiary, or 65%, if such Subsidiary is a Foreign Subsidiary, of the issued and outstanding stock or other equity interests of such Subsidiary to Administrative Agent for the benefit of each of the Lenders pursuant to a Pledge Agreement, and deliver to Administrative Agent collateral schedules, stock powers and other pledge documents in form and substance satisfactory to Administrative Agent and the Required Lenders. Borrower further agrees to execute or cause any such Subsidiary to execute such amendments to this Agreement and to the other Transaction Documents or such additional agreements as may be required by Agents and the Lenders to satisfy such obligations.

                           (f) Fiscal Year. Neither Borrower nor any Subsidiary
of the Borrower will change its fiscal year.

                           (g) Stock Redemptions and Distributions. The Borrower
will not make or declare or incur any liability to make any Distribution in respect of the capital stock of the Borrower, and Borrower will not permit any Subsidiary to make, declare or incur any liability to make any Distribution in respect of the capital stock, partnership interests, membership interests or other ownership interests of such Subsidiary, except to the Borrower.

                           (h) Transactions with Related Parties. Except as
disclosed in Schedule 7.2(h) attached hereto, neither Borrower nor any Subsidiary of the Borrower will, directly or indirectly, engage in any material transaction, in the ordinary course of business or otherwise, with any Related Party unless such transaction is upon fair market terms, is not disadvantageous in any material respect to the Lenders and has been approved by a




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

majority of the disinterested directors of the Borrower or such Subsidiary of the Borrower, as the case may be (or, if none of such directors are disinterested, by a majority of the directors), as being in the best interests of the Borrower or such Subsidiary of the Borrower, as the case may be. In addition, neither the Borrower nor any Subsidiary of the Borrower shall (i) transfer any Property or assets to any Related Party for other than its fair market value or (ii) purchase or sign any agreement to purchase any stock or other securities of any Related Party (whether debt, equity or otherwise), underwrite or Guarantee the same, or otherwise become obligated with respect thereto.

                           (i) Advancing or Guaranteeing Credit. Neither
Borrower nor any Subsidiary of the Borrower will become or be a guarantor or surety of, or otherwise become or be responsible in any manner with respect to, any undertaking of another except for the Subsidiary Guaranties of Borrower's Obligations.

                           (j) Loans and Investments. Neither Borrower nor any
Subsidiary of the Borrower will make any loans or advances or extensions of credit to purchase any stocks, bonds, notes, debentures or other securities of, make any expenditures on behalf of, or in any manner assume liability (direct, contingent or otherwise) for the Indebtedness of any Person, except for Permitted Investments, and except for loans to employees of Borrower and its Subsidiaries not to exceed $1,000,000.00 in the aggregate to enable such employees to make investments in Borrower's stock option plan; provided, however, Loans to employees existing on the books of a newly acquired Subsidiary as an Acceptable Acquisition, in order to grant key employees an equity interest in such Subsidiary (i.e. when the employee loan is a non-cash item and is offset on the balance sheet by a corresponding deferred compensation liability for the same amount) shall be excluded from this limitation.

                           (k) Dissolution or Liquidation. Borrower will not
seek or permit the dissolution or liquidation of the Borrower in whole or in part.

                           (l) Operating Leases. Neither Borrower nor any
Subsidiary of the Borrower will enter into or permit to remain in effect any agreements to rent or lease (as lessee) any real or personal property (other than Capitalized Leases) for initial terms (including options to renew or extend any term, whether or not exercised) of more than one (1) year which in the aggregate (for the Borrower and all Subsidiaries of the Borrower) provide for payments, which at any time when added to all of the then existing indebtedness of the categories described in Section 7.2(a)(iv) are in excess of $25,000,000.00 during any consecutive twelve-month (12-month) period.

                           (m) Change in Nature of Business. Neither Borrower
nor any Subsidiary of the Borrower will make any material change in the nature of its business.

                           (n) Pension Plans. Neither Borrower nor any Domestic
Subsidiary of Borrower shall (a) permit any condition to exist in connection with any Pension Plan which might constitute grounds for the PBGC to institute proceedings to have such Pension Plan terminated or a trustee appointed to administer such Pension Plan or (b) engage in, or permit to exist or occur, any other condition, event or transaction with respect to any Pension Plan which could result in the incurrence by Borrower or any Domestic Subsidiary of the Borrower of any material liability, fine or penalty. Neither Borrower nor any Domestic Subsidiary of the Borrower shall become obligated to contribute to any Pension Plan or Multiemployer Plan other than any such plan or plans in existence on the date hereof.

                           (o) Management Fees. Neither Borrower nor any
Subsidiary of Borrower will pay any management fees, consulting fees or similar fees to any Related Parties without the prior written consent of the Required Lenders, except that Borrower or its Subsidiaries may pay consulting fees or other similar fees incurred in connection with Acceptable Acquisitions provided no Default or Event of Default is then existing or would occur on a pro forma basis as the result of Borrower's or any such Subsidiary's payment or agreement to pay such amounts and further provided that such fees shall not exceed the lesser of $250,000.00 in the aggregate for any single Acceptable Acquisition or $750,000.00 in the aggregate for all Acceptable Acquisitions in any fiscal year.

                  7.3 Use of Proceeds.

                           (a) The Borrower agrees that the proceeds of the
Revolving Credit Loans, the Swing Loans and the Alternate Currency Loans hereunder will be used solely to refinance Borrower's existing liabilities, indebtedness and obligations under the Prior Credit Agreement, for the Borrower's working capital and general corporate purposes and for financing Acceptable Acquisitions; and

                           (b) None of such proceeds will be used in violation
of any applicable law or regulation or to purchase or carry "margin stock" within the meanings of Regulation U of The Board of Governors of the Federal Reserve System, as amended, or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund or repay indebtedness originally incurred for such purpose.

                          SECTION 8. EVENTS OF DEFAULT.

                  If any of the following (each of the following herein sometimes called an "Event of Default") shall occur and be continuing:

                  8.1 Borrower shall fail to pay any of the Borrower's Obligations, or Robert Walters or Tristar shall fail to pay any of their obligations under the Alternate Currency Addenda when the same shall become due and payable, whether by reason of demand, acceleration, mandatory prepayment or otherwise;

                  8.2 Any representation or warranty of the Borrower or any Subsidiary made in this Agreement, or the Alternate Currency Addenda, in any other Transaction Document or in any certificate, agreement, instrument or statement furnished or made or delivered pursuant hereto or thereto or in connection herewith or therewith, shall prove to have been untrue or incorrect in any material respect when made or effected;

                  8.3 Borrower shall fail to perform or observe any term, covenant or provision contained in Section 7.1(a), Section 7.1(c), Section 7.1(i), Section 7.2 or Section 7.3;

                  8.4 Borrower shall fail to perform or observe any term or provision contained in Section 7.1(l) and such failure shall remain unremedied for five (5) days after written notice thereof shall have been given to the Borrower by any of the Agents or any of the Lenders;

                  8.5 Borrower or Robert Walters, or Tristar shall fail to perform or observe any other term, covenant or provision contained in this Agreement, or the Alternate Currency Addenda and any such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given to the Borrower by any of the Agents or any of the Lenders;

                  8.6 This Agreement or any of the other Transaction Documents shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability thereof shall be contested or denied by the Borrower, or if the transactions completed hereunder or thereunder shall be contested by the Borrower or if the Borrower shall deny that it has any or further liability or obligation hereunder or thereunder;

                  8.7 Borrower, any Subsidiary of the Borrower or any other Obligor shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition,
(iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official of itself, himself or herself or of a substantial part of its, his or her Property or assets, (iv) file an answer admitting the material allegations of a petition filed against itself, himself or herself in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its, his or her inability or fail generally to pay its, his or her debts as they become due or (vii) take any corporate or other action for the purpose of effecting any of the foregoing;

                  8.8 An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking
(i) relief in respect of the Borrower, any Subsidiary of the Borrower or any other Obligor, or of a substantial part of the Property or assets of the Borrower, any Subsidiary of the Borrower or any other Obligor, under Title 11 of the United States Code or any other federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official of the Borrower, any Subsidiary of the Borrower or any other Obligor or of a substantial part of the Property or assets of the Borrower, any Subsidiary of the Borrower or any other Obligor or (iii) the winding-up or liquidation of the Borrower, any Subsidiary of the Borrower or any other Obligor; and such proceeding or petition shall continue undismissed for sixty (60) consecutive days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for sixty (60) consecutive days;

                  8.9 Any "Event of Default" (as defined therein) shall occur under or within the meaning of any Pledge Agreement;

                  8.10 Any event of default shall occur under the terms of any Letter of Credit Application;

                  8.11 Any of the Subsidiary Guaranties shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability thereof shall be contested by or denied by the Domestic Subsidiary executing any such Subsidiary Guaranty, or if any such Domestic Subsidiary shall deny that it has any further liability or obligation thereunder;

                  8.12 Any "Event of Default" (as defined therein) shall occur under or within the meaning of any of the Subsidiary Pledge Agreements;

                  8.13 Borrower, any Subsidiary of the Borrower or any other Obligor shall be declared by any of the Agents or any of the Lenders to be in default (beyond any applicable cure or grace period, if any) on, or pursuant to the terms of, (1) any other present or future obligation to any of the Agents or any of the Lenders, including, without limitation, any other loan, line of credit, revolving credit, guaranty or letter of credit reimbursement obligation, or (2) any other present or future agreement purporting to convey to any such Lender or to any such Agent a Lien upon any Property or assets of the Borrower, such Subsidiary of the Borrower or such other Obligor, as the case may be;

                  8.14 Borrower, any Subsidiary of the Borrower or any other Obligor shall fail (and such failure shall not have been cured or waived) to perform or observe any term, provision or condition of, or any other default or event of default shall occur under, any agreement, document or instrument evidencing, securing or otherwise relating to any outstanding Indebtedness of the Borrower, such Subsidiary of the Borrower or such other Obligor, as the case may be, for borrowed money (other than the Borrower's Obligations) in a principal amount in excess of One Hundred Thousand Dollars ($100,000.00), if the effect of such failure or default is to cause or permit such Indebtedness to be declared to be due and payable or otherwise accelerated, or to be required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

                  8.15 A default or event of default shall occur and be continuing under any of the terms of any agreement, whether executed now or hereafter, to provide the Borrower with any interest rate swap, interest rate cap or other interest hedge, including, but not limited to, any such agreements to finance any such arrangement;

                  8.16 Borrower, any Subsidiary of the Borrower or any other Obligor shall have a judgment entered against it, him or her by a court having jurisdiction in the premises in an amount of One Hundred Thousand Dollars ($100,000.00) or more and such judgment shall not be appealed in good faith or satisfied by the Borrower, such Subsidiary of the Borrower or such other Obligor, as the case may be, within thirty (30) days after the entry of such judgment;

                  THEN, and in each such event (other than an event described in Sections 8.7 or 8.8), Administrative Agent may, or if requested in writing by the Required Lenders shall, declare that the obligations of the Lenders to make Loans (including, without limitation, Alternate Currency Loans) and of the Administrative Agent to issue Letters of Credit under this Agreement have terminated, whereupon such obligations of Administrative Agent and Lenders shall be immediately and forthwith terminated, and Administrative Agent may further, with the consent of the Required Lenders, or if requested in writing by the Required Lenders shall further, declare on behalf of each of the Lenders that the entire outstanding principal balance of and all accrued and unpaid interest on the Notes and all of the other Borrower's Obligations are forthwith due and payable, whereupon all of the unpaid principal balance of and all accrued and unpaid interest on the Notes and all such other Borrower's Obligations shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, and Agents and the Lenders may exercise any and all other rights and remedies which any of them may have under any of the other Transaction Documents or under applicable law; provided, however, that upon the occurrence of any event described in Sections 8.7 or 8.8, Lenders' obligations to make Loans (including, without limitation, Alternate Currency Loans) and Administrative Agent's obligation to issue Letters of Credit under this Agreement shall automatically terminate and the entire outstanding principal balance of and all accrued and unpaid interest on the Notes issued under this Agreement and all other Borrower's Obligations shall automatically become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, and Agents and the Lenders may exercise any and all other rights and remedies which any of them may have under any of the other Transaction Documents or under applicable law. Following acceleration of Borrower's Obligations hereunder as set forth above, Administrative Agent may, or if requested in writing by the Required Lenders and provided with the indemnity required under Section 9.6 shall, proceed to enforce any remedy then available to any of the Agents or any of the Lenders under any applicable law, including, without limitation, all rights granted to Administrative Agent hereunder, under the Subsidiary Guaranties, the Pledge Agreements, any of the Subsidiary Pledge Agreements, or any Letter of Credit Application, and the rights and remedies available to a secured party under the Uniform Commercial Code as in effect in the State of Missouri.

                  Upon the occurrence of any Event of Default, Administrative Agent will have the right, in addition to all other rights and remedies available to Agents and the Lenders under this Agreement or under the other Transaction Documents, after oral or written notice is sent to the Borrower, to take possession of, preserve and care for any Collateral, to execute and/or endorse as the Borrower's agent any bills of sale or documents, instruments or chattel paper in or pertaining to the Collateral, to take control of all of the Borrower's cash, to collect and receive funds generated by the Collateral, including proceeds or refunds from insurance, or as a result of claims for the damage, loss, or destruction of the Collateral, and use the same to reduce any part of the obligations.

                  The Administrative Agent shall give notice of a Default to Borrower promptly upon being requested to do so by any Lender and shall thereupon notify all of the Lenders thereof.

                  Following any Default or Event of Default, all payments and other amounts received by any of the Agents and/or any of the Lenders, whether voluntary or involuntary, including but not limited to any proceeds of any collateral, any right of offset or otherwise, shall be shared among the Lenders in accordance with their Pro Rata Shares of the outstanding principal indebtedness under all of the Revolving Credit Loans and Letter of Credit obligations then outstanding of Borrower. Such application shall be made first, to any costs or expenses of any of the Agents or any of the Lenders incurred in connection with the collection of such proceeds, second, to any accrued and unpaid fees due hereunder or under any of the other Transaction Documents, third, to any and all accrued and unpaid interest on any of the Loans, fourth, to collateralize any outstanding Letters of Credit pursuant to Section 3.4(e) herein, and fifth, to the unpaid principal amounts of any of the Loans outstanding hereunder and under the other Transaction Documents.

                              SECTION 9. THE AGENTS

                  9.1 Appointment and Authorization. Each Lender irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Notes and the other Transaction Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers as may be reasonably incidental thereto. Each Lender irrevocably appoints and authorizes the Syndication Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Notes and the other Transaction Documents as are delegated to the Syndication Agent by the terms hereof or thereof, together with all such powers as may be reasonably incidental thereto.

                  9.2 Agents and Affiliates. The Administrative Agent and the Syndication Agent shall each have the same rights and powers under this Agreement as any other Lender and may exercise or refrain from exercising the same as though they were not an Agent hereunder, and either of the Administrative Agent and its affiliates or the Syndication Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with Borrower or any of its Subsidiaries or Affiliates as if it were not an Agent hereunder.

                  9.3 Actions by Agents. The obligations of the Administrative Agent and of the Syndication Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, neither the Administrative Agent nor the Syndication Agent shall be required to take any action with respect to any Default or Event of Default, except as expressly provided in Section 8.

                  9.4 Consultation with Experts. The Agents may consult with legal counsel, independent certified public accountants and other experts selected by them and shall not be liable for any action taken or omitted to be taken by them in good faith in accordance with the advice of such counsel, accountants or other experts.

                  9.5 Liability of Agents. Neither the Administrative Agent, the Syndication Agent, the Alternate Currency Bank nor any of their respective directors, officers, employees, agents or advisors shall be liable for any action taken or not taken by them in connection herewith (i) with the consent or at the request of the requisite percentage in interest of the Lenders set forth herein or (ii) in the absence of such Agent's or other Person's own gross negligence or willful misconduct as determined by a court of competent jurisdiction. Neither the Administrative Agent, the Syndication Agent, the Alternate Currency Bank nor any of their respective directors, officers, employees, agents or advisors shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any Loan hereunder; (ii) the performance or observance of any of the covenants or agreements of Borrower;
(iii) the satisfaction of any condition specified in Section 4, except receipt of items required to be delivered to any such Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any of the other Transaction Documents. Neither Agent nor the Alternate Currency Bank shall incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex, telecopy or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

                  9.6 Indemnification. Notwithstanding any other provision contained in this Agreement to the contrary, to the extent Borrower fails to reimburse either Agent or the Alternate Currency Bank pursuant to Section 10.3,
Section 10.4 or Section 10.5, or if any Default or Event of Default shall occur under this Agreement, the Lenders shall ratably in accordance with their respective Pro Rata Shares, indemnify each such Agent or the Alternate Currency Bank and hold it harmless from and against any and all liabilities, losses, costs and/or expenses, including, without limitation, any liabilities, losses, costs and/or expenses arising from the failure of any Lender to perform its obligations hereunder or in respect of this Agreement, and also including, without limitation, reasonable attorneys' fees and expenses, which any such Agent or the Alternate Currency Bank may incur, directly or indirectly, in connection with this Agreement, the Notes or any of the other Transaction Documents, or any action or transaction related hereto or thereto; provided only that no such Agent or the Alternate Currency Bank shall be entitled to such indemnification for any losses, liabilities, costs and/or expenses directly and solely resulting from its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. This indemnity shall be a continuing indemnity, contemplates all liabilities, losses, costs and expenses related to the execution, delivery and performance of this Agreement, the Notes and the other Transaction Documents, and shall survive the satisfaction and payment of the Loans and the termination of this Agreement.

                  9.7 Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon either of the Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon either of the Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

                  9.8 Resignation of Agents. The Administrative Agent and/or the Syndication Agent may resign at any time by giving written notice thereof to the Lenders and Borrower. Upon any such resignation, Lenders shall have the right to appoint a successor Administrative Agent or Syndication Agent with the prior consent of Borrower, which consent shall not be unreasonably withheld, and which successor Administrative Agent or Syndication Agent shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000.00. If no successor Agent shall have been so appointed by Lenders, and shall have accepted such appointment, within thirty (30) days after any retiring Agent's giving of notice of resignation, then the other Agent shall, on behalf of all of the Lenders, appoint a successor Administrative Agent or Syndication Agent, as the case may be, with the prior consent of Borrower, which consent shall not be unreasonably withheld, and which successor Agent shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000.00. Upon the acceptance of any appointment as an Agent hereunder by a successor Administrative Agent or Syndication Agent, such successor Administrative Agent or Syndication Agent shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent or Syndication Agent, as the case may be, and the retiring Administrative Agent or Syndication Agent shall be discharged from all of its duties and obligations under this Agreement. After any retiring Agent's resignation as an Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

                  9.9 Removal of Agents. The Administrative Agent or the Syndication Agent may be removed at any time, for or without cause, by an instrument or instruments in writing executed by the Required Lenders and delivered to the Administrative Agent with a copy to Borrower, specifying the removal and the date when it shall take effect. Upon any such removal, Lenders shall have the right to appoint a successor Administrative Agent or Syndication Agent, as the case may be, with the prior consent of Borrower, which consent shall not be unreasonably withheld, and which successor Agent shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000.00. If no successor Agent shall have been so appointed by Lenders, and shall have accepted such appointment, within thirty (30) days after the date of removal of any Agent, then the Required Lenders shall, on behalf of all of the Lenders, appoint a successor Agent with the prior consent of Borrower, which consent shall not be unreasonably withheld, and which successor Agent shall be a commercial bank organized under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $100,000,000.00. Upon the acceptance of any appointment as an Agent hereunder by a successor Administrative Agent or Syndication Agent, as the case may be, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the removed Administrative Agent or Syndication Agent, as the case may be, and the removed Agent shall be discharged from all of its duties and obligations under this Agreement. After any such removal, the provisions of this
Section 9 shall inure to such former Agent's benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

                              SECTION 10. GENERAL.

                  10.1 No Waiver. No failure or delay by any of the Agents or any of the Lenders in exercising any right, remedy, power or privilege hereunder or under any other Transaction Document shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The remedies provided herein and in the other Transaction Documents are cumulative and not exclusive of any remedies provided by law. Nothing herein contained shall in any way affect the right of any of the Agents or any of the Lenders to exercise any statutory or common law right of banker's lien or setoff.

                  10.2 Right of Setoff. Upon the occurrence and during the continuance of any Event of Default, each of the Lenders is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower) and to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by any such Lender and any and all other indebtedness at any time owing by any such Lender to or for the credit or account of the Borrower against any and all of the Borrower's Obligations irrespective of whether or not any Agent or any such Lender shall have made any demand hereunder or under any of the other Transaction Documents and although such obligations may be contingent or unmatured. Such Lender agrees to promptly notify Borrower after any such setoff and application made by such Lender, provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of Lenders under this
Section 10.2 are in addition to any other rights and remedies (including, without limitation, other rights of setoff) which Lenders may have. Nothing contained in this Agreement or any other Transaction Document shall impair the right of each of the Lenders to exercise any right of setoff or counterclaim they may have against the Borrower and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower unrelated to this Agreement or the other Transaction Documents.

                  10.3 Cost and Expenses. Borrower agrees, whether or not any Loan is made hereunder, to pay upon demand (i) all reasonable out-of-pocket costs and expenses and all Attorneys' Fees of each of the Agents and the Alternate Currency Bank in connection with the preparation, documentation, negotiation, execution and administration of this Agreement, the Notes and the other Transaction Documents, (ii) all reasonable recording, filing and search fees incurred by the Administrative Agent in connection with this Agreement and the other Transaction Documents, (iii) all reasonable out-of-pocket costs and expenses and all Attorneys' Fees of each of the Agents and the Alternate Currency Bank and each of the Lenders in connection with the preparation of any waiver or consent hereunder or any amendment hereof or any Event of Default or alleged Event of Default hereunder, (iv) if an Event of Default occurs, all out-of-pocket costs and expenses and all Attorneys' Fees incurred by each of the Agents and the Alternate Currency Bank and each of the Lenders in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom and (v) all other Attorneys' Fees incurred by each of the Agents and the Alternate Currency Bank and each of the Lenders relating to or arising out of or in connection with this Agreement or any of the other Transaction Documents subsequent to the date hereof. The Borrower further agrees to pay or reimburse Agents and the Alternate Currency Bank and each of the Lenders for any stamp or other taxes which may be payable with respect to the execution, delivery, recording and/or filing of this Agreement, the Notes, the Pledge Agreement, the Subsidiary Guaranties or any of the other Transaction Documents. All of the obligations of the Borrower under this Section
10.3 shall survive the satisfaction and payment of the Borrower's Obligations and the termination of this Agreement. In the event any Agent or the Alternate Currency Bank or any Lender claims any amounts pursuant to this Section 10.3, such Agent or such Lender, as the case may be, shall provide to Borrower an itemized statement of amounts claimed.

                  10.4 Environmental Indemnity. The Borrower hereby agrees to indemnify each of the Agents and the Alternate Currency Bank and each of the Lenders and hold each of the Agents and the Alternate Currency Bank and each of the Lenders harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever (including, without limitation, court costs and attorneys' fees and expenses) which at any time or from time to time may be paid, incurred or suffered by, or asserted against, any of the Agents or the Alternate Currency Bank or any of the Lenders for, with respect to or as a direct or indirect result of the violation by the Borrower or any Subsidiary of the Borrower of any Environmental Laws; or with respect to, or as a direct or indirect result of the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from, properties utilized by the Borrower and/or any Subsidiary of the Borrower in the conduct of its businesses into or upon any land, the atmosphere or any watercourse, body of water or wetland, of any Hazardous Materials or any other hazardous or toxic waste, substance or constituent or other substance (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under the Environmental Laws); and the provisions of and undertakings and indemnification set out in this Section
10.4 shall survive the satisfaction and payment of the Borrower's Obligations and the termination of this Agreement.

                  10.5 General Indemnity. In addition to the payment of expenses pursuant to Section 10.3, whether or not the transactions contemplated hereby shall be consummated, the Borrowers hereby agree to indemnify, pay and hold each of the Agents, and the Alternate Currency Bank, each of the Lenders and any other holder(s) of the Notes, and the officers, directors, employees, agents and affiliates of any of them (collectively, the "Indemnitees") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitees shall be designated a party thereto), that may be imposed on, incurred by or asserted against the Indemnitees, in any manner relating to or arising out of this Agreement, any of the other Transaction Documents or any other agreement, document or instrument executed and delivered by any of the Borrowers or any other Obligor in connection herewith or therewith, the statements contained in any commitment letters delivered by any of the Agents or any of the Lenders, the Lenders' agreements to make the Loans hereunder or the use or intended use of the proceeds of any Loan hereunder (collectively, the "indemnified liabilities"); provided that the Borrowers shall have no obligation to an Indemnitee hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each of the Borrowers shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them. The provisions of the undertakings and indemnification set out in this Section 10.5 shall survive satisfaction and payment of the Borrower's Obligations and the termination of this Agreement.

                  10.6 Authority to Act. Agents and the Lenders shall be entitled to act on any notices and instructions (telephonic or written) believed by any such Agent or any such Lender to have been delivered by any Person authorized to act on behalf of the Borrower pursuant hereto, regardless of whether such notice or instruction was in fact delivered by a Person authorized to act on behalf of the Borrower, and the Borrower hereby agrees to indemnify each of the Agents and each of the Lenders and hold each of the Agents and each of the Lenders harmless from and against any and all losses and expenses, if any, ensuing from any such action, other than for such losses or expenses directly caused by the gross negligence or willful misconduct of such Agent or such Lender, as determined by a court of competent jurisdiction.

                  10.7 Notices. Any notice, request, demand, consent, confirmation or other communication hereunder shall be in writing and delivered in person or sent by telegram, telex, telecopy or registered or certified mail, return receipt requested and postage prepaid, if to the Borrower, in care of StaffMark, Inc. at 302 East Millsap Road, Fayetteville, Arkansas 72703,
Attention: Terry C. Bellora, Chief Financial Officer, if to Administrative Agent, at 721 Locust Street, St. Louis, Missouri 63101, Attention: Jeffrey A. Nelson, Vice President, if to Syndication Agent, at One First National Plaza, Suite 0324, Chicago, Illinois 60670, Attention: Jenny Gilpin, Vice President, or if to Lenders, at their respective addresses or telecopy numbers set forth on the signature pages of this Agreement, or at such other address as any party may designate as its address for communications hereunder by notice so given. Such notices shall be deemed effective on the day on which delivered or sent if delivered in person or sent by telegram, telex or telecopy, or on the third
(3rd) Business Day after the day on which mailed, if sent by registered or certified mail.

                  10.8 CONSENT TO JURISDICTION. EACH OF THE BORROWERS IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY MISSOURI STATE COURT OR ANY UNITED STATES OF AMERICA COURT SITTING IN THE EASTERN DISTRICT OF MISSOURI, AS AGENT MAY ELECT, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS. EACH OF THE BORROWERS HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT TO SUCH SUIT, ACTION OR PROCEEDING MAY BE HELD AND DETERMINED IN ANY OF SUCH COURTS. EACH OF THE BORROWERS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH EACH SUCH THE BORROWER MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, AND EACH OF THE BORROWERS FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE BORROWERS HEREBY EXPRESSLY WAIVES ALL RIGHTS OF ANY OTHER JURISDICTION WHICH EACH SUCH BORROWER MAY NOW OR HEREAFTER HAVE BY REASON OF ITS PRESENT OR SUBSEQUENT DOMICILE. EACH OF THE BORROWERS AUTHORIZES THE SERVICE OF PROCESS UPON SUCH BORROWER BY REGISTERED MAIL SENT TO SUCH BORROWER AT ITS ADDRESS SET FORTH IN SECTION 10.7.

                  10.9 Agents' and Lenders' Books and Records. Agents' and Lenders' books and records showing the account between the Borrower and any such Agent or any of the Lenders shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof thereof.

                  10.10 Governing Law; Amendments and Waivers. This Agreement, the Notes, the Parent Guaranty, the Pledge Agreement, the Subsidiary Guaranties and all of the other Transaction Documents shall be governed by and construed in accordance with the internal laws of the State of Missouri. Any provision of this Agreement, the Notes, the Parent Guaranty, the Pledge Agreement, the Subsidiary Guaranties or any of the other Transaction Documents may be amended or waived (including, without limitation any amendment to increase the Total Revolving Credit Commitment, provided no Lender's Revolving Credit Commitment shall be increased without its prior written consent as set forth below) if, but only if, such amendment or waiver is in writing and is signed by Borrower and the Required Lenders (and, if the rights or duties of the Administrative Agent in its capacity as Administrative Agent or of the Syndication Agent in its capacity as Syndication Agent are affected thereby, by the Administrative Agent or the Syndication Agent, as the case may require); provided that no such amendment or waiver shall, unless signed by all of the Lenders, (i) increase the Revolving Credit Commitment of any Lender, (ii) reduce the principal amount of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, (iv) release any collateral security or any guaranty for any Loan hereunder, (v) change the percentage in the definition of Required Lenders, or
(vi) amend this Section 10.10.

                  10.11 Successors and Assigns; Participations.

                           (a) The provisions of this Agreement shall be binding
upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign or otherwise transfer any of its rights or delegate any of its obligations under this Agreement. Any of the Lenders may sell participations in its Notes and its rights under this Agreement, the other Transaction Documents and in the Collateral in whole or in part to any commercial bank organized under the laws of the United States or any state thereof without the prior consent of Borrowers so long as each agreement pursuant to which any such participation is granted provides that no such participant shall have any rights under this Agreement or any other Transaction Document (the participants' rights against the Lender granting its participation to be those set forth in the Participation Agreement between the participant and such Lender), and such selling Lender shall retain the sole right to approve or disapprove any amendment, modification or waiver of any provision of this Agreement or any of the other Transaction Documents. Each such participant shall be entitled to the benefits of the yield protection provisions hereof to the extent any Lender would have been so entitled had not such participation been sold or assignment made.

                           (b) Any Lender which, in accordance with Section
10.11(a), grants a participation in any of its rights under this Agreement or its Notes shall give prompt notice describing the details thereof to the Agents and Borrower.

                           (c) Unless otherwise agreed to by Borrowers in
writing, no Lender shall, as between Borrowers and that Lender, be relieved of any of its obligations under this Agreement as a result of such Lender's granting of a participation in all or any part of such Lender's Notes or all or any part of such Lender's rights under this Agreement.

                  10.12 Assignment Agreements. Each Lender may, upon prior notice to and consent of Borrowers, the Alternate Currency Bank and Administrative Agent, which consent shall not be unreasonably withheld and which consent of Borrowers shall not be required after the occurrence of a Default or an Event of Default hereunder, from time to time sell or assign a pro rata part of all of the indebtedness evidenced by the Notes then owed by it together with an equivalent proportion of its obligation to make Loans hereunder and the credit risk incidental to the Alternate Currency Loans and the Letters of Credit pursuant to an Assignment Agreement substantially in the form of Exhibit G attached hereto, executed by the assignor, the assignee and the Borrowers, which agreements shall specify in each instance the portion of the indebtedness evidenced by the Notes which is to be assigned to each such assignor and the portion of the Loan Commitments of the assignor and the credit risk incidental to the Letters of Credit (which portions shall be equivalent) to be assumed by it (the "Assignment Agreements"), provided that nothing herein contained shall restrict, or be deemed to require any consent as a condition to, or require payment of any fee in connection with, any sale, discount or pledge by any Lender of any Note or other obligation hereunder to a federal reserve bank. Any such portion of the indebtedness assigned by any Lender pursuant to this Section
10.12 shall not be less than $5,000,000.00. Upon the execution of each Assignment Agreement by the assignor, the assignee and the Borrowers and consent thereto by the Administrative Agent (i) such assignee shall thereupon become a "Lender" for all purposes of this Agreement with Loan Commitments in the amount set forth in such Assignment Agreement and with all the rights, powers and obligations afforded a Lender hereunder, (ii) the assignor shall have no further liability for funding the portion of its Loan Commitments assumed by such other Lender and (iii) the address for notices to such Lender shall be as specified in the Assignment Agreement, and the Borrowers shall, in exchange for the cancellation of the Notes held by the assignor Lender, execute and deliver Notes to the assignee Lender in the amount of its Loan Commitments and new Notes to the assignor Lender in the amount of its Loan Commitments after giving effect to the reduction occasioned by such assignment, all such Notes to constitute "Notes" for all purposes of this Agreement, and there shall be paid to the Administrative Agent, as a condition to such assignment, an administration fee of $3,500.00 plus any out-of-pocket costs and expenses incurred by it in effecting such assignment, such fee to be paid by the assignor or the assignee as they may mutually agree, but under no circumstances shall any portion of such fee be payable by or charged to the Borrower.

                  10.13 References; Headings for Convenience. Unless otherwise specified herein, all references herein to Section numbers refer to Section numbers of this Agreement, all references herein to Exhibits A, A-1, B, C, D, E, F, G, H, I, J-1 and J-2 refer to annexed Exhibits A, A-1, B, C, D, E, F, G, H, I, J-1 and J-2 which are hereby incorporated herein by reference and all references herein to Schedules 6.5, 6.6, 6.8, 6.10, 6.11, 6.14, 6.15,
7.1(k)(viii) and 7.2(h) refer to annexed Schedules 6.5, 6.6, 6.8, 6.10, 6.11,
6.14, 6.15, 7.1(k)(viii) and 7.2(h) which are hereby incorporated herein by reference. The Section headings are furnished for the convenience of the parties and are not to be considered in the construction or interpretation of this Agreement.

                  10.14 Subsidiary Reference. Any reference herein to a Subsidiary or Consolidated Subsidiary of the Borrower, and any financial definition, ratio, restriction or other provision of this Agreement which is stated to be applicable to the Borrower and its Subsidiaries or Consolidated Subsidiaries or which is to be determined on a "consolidated" or "consolidating" basis, shall apply only to the extent the Borrower has any Subsidiaries or Consolidated Subsidiaries and, where applicable, to the extent any such Subsidiaries are consolidated with the Borrower for financial reporting purposes.

                  10.15 Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the Borrowers and their respective successors and each of the Agents and each of the Lenders and their respective successors and assigns. The Borrowers may not assign or delegate any of their rights or obligations under this Agreement.

                  10.16 NO ORAL AGREEMENTS; ENTIRE AGREEMENT. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT THE BORROWERS, AGENTS AND LENDERS FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS REACHED BY THE BORROWERS, AGENTS AND LENDERS COVERING SUCH MATTERS ARE CONTAINED IN THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, WHICH AGREEMENT AND OTHER TRANSACTION DOCUMENTS ARE A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENTS BETWEEN THE BORROWERS, AGENTS AND LENDERS, EXCEPT AS THE BORROWERS, AGENTS AND LENDERS MAY LATER AGREE IN WRITING TO MODIFY THEM. THIS AGREEMENT EMBODIES THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS (ORAL OR WRITTEN) RELATING TO THE SUBJECT MATTER HEREOF.

                  10.17 Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein that may be given effect without the invalid, illegal or unenforceable provision shall not in any way be affected or impaired thereby.

                  10.18 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  10.19 Resurrection of the Borrower's Obligations. To the extent that any of the Agents or any of the Lenders receives any payment on account of any of the Borrower's Obligations, and any such payment(s) or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other Person under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment(s) received, the Borrower's Obligations or part thereof intended to be satisfied and any and all Liens upon or pertaining to any Property or assets of the Borrower and theretofore created and/or existing in favor of Administrative Agent for the benefit of the Lenders as security for the payment of the Borrower's Obligations shall be revived and continue in full force and effect, as if such payment(s) had not been received by such Agent or any such Lender and applied on account of the Borrower's Obligations.

                  10.20 U. S. Dollars. All currency references set forth herein, in any other Transaction Documents and in any transactions referenced herein or therein shall, unless otherwise specified, be denominated in Dollars of the United States of America.

                  IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Credit Agreement as of this _____ day of January, 1999.

                                  STAFFMARK, INC.



                                  By:
                                      ------------------------------------------
                                  Name:
                                        ----------------------------------------
                                  Title:
                                         ---------------------------------------

                                  ROBERT WALTERS PLC


                                  By:
                                      ------------------------------------------
                                  Name:
                                        ----------------------------------------
                                  Title:
                                         ---------------------------------------

                                  ROBERT WALTERS TRISTAR PTY LTD.


                                  By:
                                      ------------------------------------------
                                  Name:
                                        ----------------------------------------
                                  Title:
                                         ---------------------------------------

Revolving Credit Commitment:      MERCANTILE BANK
         $39,000,000.00           NATIONAL ASSOCIATION



                                  By:
                                      ------------------------------------------
                                  Name:
                                        ----------------------------------------
                                  Title:
                                         ---------------------------------------
                                  Address:      721 Locust Street
                                                St. Louis, Missouri  63101
                                                Attention:  Mid America Group
                                  Telecopy No:  314-418-3859

Revolving Credit Commitment:      DEPOSIT GUARANTY NATIONAL BANK
         $15,000,000.00


                                  By:
                                      ------------------------------------------
                                  Name:
                                        ----------------------------------------
                                  Title:
                                         ---------------------------------------
                                  Address:      210 E. Capital Street
                                                Suite 1180
                                                Jackson, Mississippi  39201
                                                Attention:  Ronald L. Hendrix,
                                                             VP
                                  Telecopy No.  601-354-8412

Revolving Credit Commitment:      THE FIRST NATIONAL BANK OF CHICAGO
         $39,000,000.00


                                  By:
                                      ------------------------------------------
                                  Name:
                                        ----------------------------------------
                                  Title:
                                         ---------------------------------------
                                  Address:      One First National Plaza
                                                10th Floor
                                                Mail Suite 0324
                                                Chicago, Illinois  60670-0324
                                                Attention:  Jenny A.  Gilpin,
                                                             VP
                                  Telecopy No. (312)732-2991

Revolving Credit Commitment:      FIRST UNION NATIONAL BANK
         $30,000,000.00


                                  By:
                                      ------------------------------------------
                                  Name:
                                        ----------------------------------------
                                  Title:
                                         ---------------------------------------
                                  Address:     One First Union Center
                                               301 South College Street, DC5
                                               Charlotte, North Carolina
                                                28288-0737
                                               Attention:   Henry R. Biedrzycki,
                                                             VP
                                  Telecopy No. (704)374-3300

Revolving Credit Commitment:      LASALLE NATIONAL BANK
         $20,000,000.00


                                  By:
                                      ------------------------------------------
                                  Name:
                                        ----------------------------------------
                                  Title:
                                         ---------------------------------------
                                  Address:      One Metropolitan Square
                                                211 North Broadway
                                                Suite 2140
                                                St. Louis, Missouri  63102
                                                Attention:  Tom Harmon, AVP
                                  Telecopy No. (314)621-1612


Revolving Credit Commitment:      BANK OF AMERICA NATIONAL TRUST
         $30,000,000.00           AND SAVINGS ASSOCIATION


                                  By:
                                      ------------------------------------------
                                  Name:
                                        ----------------------------------------
                                  Title:
                                         ---------------------------------------
                                  Address:      231 S. LaSalle Street
                                                6th Floor
                                                Chicago, Illinois  60697
                                                Attention:  Steven Standbridge,
                                                             VP
                                  Telecopy No. (312)828-1974

Revolving Credit Commitment:      FLEET NATIONAL BANK
         $30,000,000.00


                                  By:
                                      ------------------------------------------
                                  Name:
                                        ----------------------------------------
                                  Title:
                                         ---------------------------------------
                                  Address:      One Federal Street
                                                4th Floor
                                                Boston, Massachusetts  02110
                                                Attention:  Deborah Lawrence,
                                                             SVP
                                  Telecopy No. (617)346-4667

Revolving Credit Commitment:      COMERICA BANK
         $20,000,000.00


                                  By:
                                      ------------------------------------------
                                  Name:
                                        ----------------------------------------
                                  Title:
                                         ---------------------------------------
                                  Address:      4100 Spring Valley Road
                                                Suite 900
                                                Dallas, Texas 75244
                                                Attention:  Mark Grover
                                  Telecopy No. (214)818-2550

Revolving Credit Commitment:      CREDIT LYONNAIS NEW YORK BRANCH
         $30,000,000.00


                                  By:
                                      ------------------------------------------
                                  Name:
                                        ----------------------------------------
                                  Title:
                                         ---------------------------------------
                                  Address:      2200 Ross Avenue
                                                Dallas, Texas  75201
                                                Attention:  Robert Smith
                                  Telecopy No. (214)220-2323


Revolving Credit Commitment:      HIBERNIA NATIONAL BANK
         $17,000,000.00


                                  By:
                                      ------------------------------------------
                                  Name:
                                        ----------------------------------------
                                  Title:
                                         ---------------------------------------
                                  Address:      313 Carondelet
                                                12th Floor
                                                New Orleans, Louisiana  70130
                                                Attention:  Angela Bentley
                                  Telecopy No. (504)533-5344

Revolving Credit Commitment:      BANQUE NATIONALE DE PARIS, HOUSTON
         $15,000,000.00           AGENCY


                                  By:
                                      ------------------------------------------
                                  Name:
                                        ----------------------------------------
                                  Title:
                                         ---------------------------------------
                                  Address:      12201 Merit Drive
                                                Suite 860
                                                Dallas, Texas  75251
                                                Attention: Warren G. Parham
                                  Telecopy No. (972) 788-9140

Revolving Credit Commitment:      WACHOVIA BANK, N.A.
         $15,000,000.00


                                  By:
                                      ------------------------------------------
                                  Name:
                                        ----------------------------------------
                                  Title:
                                         ---------------------------------------
                                  Address:      191 Peachtree N.E.
                                                Atlanta, Georgia  30303
                                                Attention: Ken Washington
                                  Telecopy No. (404) 332-5016

                                  MERCANTILE BANK NATIONAL
                                  ASSOCIATION, AS ADMINISTRATIVE AGENT


                                  By:
                                      ------------------------------------------
                                  Name:
                                        ----------------------------------------
                                  Title:
                                         ---------------------------------------
                                  Address:      721 Locust Street
                                                St. Louis, Missouri  63101
                                                Attention:  Mid America Group
                                  Telecopy No:  314-418-3859

                                  THE FIRST NATIONAL BANK OF
                                  CHICAGO, AS SYNDICATION AGENT


                                  By:
                                      ------------------------------------------
                                  Name:
                                        ----------------------------------------
                                  Title:
                                         ---------------------------------------
                                  Address:      One First National Plaza
                                                10th Floor
                                                Mail Suite 0324
                                                Chicago, Illinois  60670-0324
                                                Attention:  Jenny A. Gilpin, VP
                                  Telecopy No. (312)732-2991

                                  CREDIT LYONNAIS NEW YORK BRANCH, AS
                                    CO-AGENT


                                  By:
                                      ------------------------------------------
                                  Name:
                                        ----------------------------------------
                                  Title:
                                         ---------------------------------------
                                  Address:      2200 Ross Avenue
                                                Dallas, Texas  75201
                                                Attention:  Robert Smith
                                  Telecopy No. (214)220-2323

                                  FIRST UNION NATIONAL BANK, AS CO-AGENT


                                  By:
                                      ------------------------------------------
                                  Name:
                                        ----------------------------------------
                                  Title:
                                         ---------------------------------------
                                  Address:      One First Union Center
                                                301 South College Street, DC5
                                                Charlotte, North Carolina
                                                 28288-0737
                                                Attention:  Henry R. Biedrzycki,
                                                             VP
                                  Telecopy No. (704)374-3300

                                  BANK OF AMERICA NATIONAL TRUST
                                  AND SAVINGS ASSOCIATION, AS CO-AGENT


                                  By:
                                      ------------------------------------------
                                  Name:
                                        ----------------------------------------
                                  Title:
                                         ---------------------------------------
                                  Address:      231 S. LaSalle Street
                                                6th Floor
                                                Chicago, Illinois  60697
                                                Attention:   Steven Standbridge,
                                                              VP
                                  Telecopy No. (312)828-1974

                                  FLEET NATIONAL BANK, AS CO-AGENT


                                  By:
                                      ------------------------------------------
                                  Name:
                                        ----------------------------------------
                                  Title:
                                         ---------------------------------------
                                  Address:      One Federal Street
                                                4th Floor
                                                Boston, Massachusetts  02110
                                                Attention:  Deborah Lawrence,
                                                             SVP
                                  Telecopy No. (617)346-4667